                                                                   EXHIBIT 10.14


                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                   dated as of

                                January 30, 1998

                                      Among

                              PHASE METRICS, INC.,

                                   as Borrower

                              FLEET NATIONAL BANK,

                            as Agent for the Lenders,

                                       and

                    the Lenders now or hereafter party hereto

                              TABLE OF CONTENTS

                                                                          Page
RECITALS.....................................................................1
ARTICLE I  DEFINITIONS.......................................................2
  Section 1.1  Defined Terms.................................................2
  Section 1.2  Other Definitional Provisions................................17
ARTICLE II  THE LOANS.......................................................17
  Section 2.1  The Revolving Loans..........................................17
  Section 2.2  [Intentionally Deleted]......................................20
  Section 2.3  Fees.........................................................20
  Section 2.4  Repayment....................................................20
  Section 2.5  Interest Rate and Payment Dates..............................21
  Section 2.6  Continuation and Conversion Options..........................22
ARTICLE III  GENERAL PROVISIONS CONCERNING THE LOANS........................22
  Section 3.1  Use of Proceeds..............................................22
  Section 3.2  Post Default Interest........................................23
  Section 3.3  Computation of Interest and Fees.............................23
  Section 3.4  Payments.....................................................23
  Section 3.5  Payment on Non-Business Days.................................23
  Section 3.6  Reduced Return...............................................24
  Section 3.7  Indemnities..................................................24
  Section 3.8  Funding Sources..............................................25
  Section 3.9  Sharing of Payments, Etc.....................................25
  Section 3.10  Inability to Determine Interest Rate........................26
  Section 3.11  Requirements of Law.........................................26
  Section 3.12  Illegality..................................................27
  Section 3.13  Obligation to Mitigate......................................27
  Section 3.14  Taxes.......................................................28
ARTICLE IV  CONDITIONS OF EFFECTIVENESS AND LENDING.........................30
  Section 4.1  Conditions Precedent to Effectiveness........................30
  Section 4.2  Conditions Precedent to Each Borrowing.......................31
ARTICLE V  REPRESENTATIONS AND WARRANTIES...................................32
  Section 5.1  Representations and Warranties...............................32
ARTICLE VI  COVENANTS.......................................................35
  Section 6.1  Affirmative Covenants........................................35
  Section 6.2  Negative Covenants...........................................38
ARTICLE VII  EVENTS OF DEFAULT..............................................46
  Section 7.1  Events of Default............................................46
ARTICLE VIII  THE AGENT.....................................................49
  Section 8.1  Authorization and Action.....................................49
  Section 8.2  Agent's Reliance, etc........................................49
  Section 8.3  The Agent and Affiliates.....................................50
  Section 8.4  Lender Credit Decision.......................................50
  Section 8.5  Indemnification..............................................50
  Section 8.6  Successor Agent..............................................50
ARTICLE IX  MISCELLANEOUS...................................................51
  Section 9.1  Amendments, etc..............................................51
  Section 9.2  Notices, etc.................................................51
  Section 9.3  Right of Setoff; Deposit Accounts............................52
  Section 9.4  No Waiver; Remedies..........................................52
  Section 9.5  Costs and Expenses...........................................52


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

  Section 9.6  Additional Lenders; Assignments; Participations..............52
  Section 9.7  Effectiveness; Binding Effect; Governing Law.................55
  Section 9.8  Forum Selection and Consent to Jurisdiction..................55
  Section 9.9  Waiver of Jury Trial.........................................56
  Section 9.10  Entire Agreement............................................56
  Section 9.11  Separability of Provisions..................................56
  Section 9.12  Obligations Several.........................................56
  Section 9.13  Survival of Certain Agreements..............................56
  Section 9.14  Execution in Counterparts...................................57
  Section 9.15  Intercreditor Agreements with Customers.....................57


ANNEX I   Revolving Commitments

SCHEDULES

      5.1(f)            Litigation
      5.1(j)            Environmental Matters
      6.2(f)            Permitted Liens
      6.2(g)            Existing Debt
      6.2(k)            Existing Investments
      6.2(l)            Existing Contingent Obligations

EXHIBITS

Exhibit A         Form of Revolving Promissory Note
Exhibit B         [Intentionally Omitted]
Exhibit C         Form of Notice of Borrowing
Exhibit D         Form of Notice of Conversion/Continuation
Exhibit E         Form of Borrower's Opinion
Exhibit F         Form of Compliance Certificate
Exhibit G         Form of Guaranty
Exhibit H         Form of Security Agreement
Exhibit I         Form of Assignment Agreement
Exhibit J         Form of Borrowing Base Certificate

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


      This Amended and Restated Credit Agreement dated as of January 30, 1998 is entered into among PHASE METRICS, INC., as the borrower (the "Borrower"), the financial institutions named on the signature pages hereof and each other Person that becomes a Lender hereunder as described in Section 9.6 hereof (each a "Lender" and collectively the "Lenders"), and FLEET NATIONAL BANK, as agent (the " Agent") for the Lenders. The parties hereto agree as follows:

                                    RECITALS

      WHEREAS, on or about December 4, 1996 the Borrower obtained from Lenders and certain other financial institutions a term commitment of up to $80,000,000 and a revolving loan commitment of up to $40,000,000 all on the terms and conditions contained in that certain Credit Agreement by and between the parties hereto, certain other financial institutions and DLJ Capital Funding, Inc., as syndication agent (the "Existing Credit Agreement"); and

      WHEREAS, the Borrower has requested the Agent and the Lenders amend and restate said credit facility by replacing same with the Revolving Commitment in a maximum principal amount not to exceed $25,000,000 (which, subject to the complete discretion of the Lenders may be increased to up to $40,000,000 in the future) to repay certain outstanding indebtedness under the Existing Credit Agreement and to permit the Borrower to issue up to $110,000,000 of senior unsecured notes due 2005 and the Agent and the Lenders are willing to amend and restate the Existing Credit Agreement to permit certain indebtedness outstanding thereunder to remain outstanding on the terms and conditions set forth in this Amended and Restated Credit Agreement and to provide for the Revolving Commitment.

      NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower, the Lenders and the Agent agree that the Existing Credit Agreement is hereby amended and restated and shall remain in effect as amended and restated hereby on the terms and conditions contained herein, each of which are agreed to by the Borrower, the Lenders and the Agent as follows:

      WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article IV), to extend the Commitment and make the Revolving Loans to the Borrower;

      NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower, the Lenders and the Agents agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

       1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

            "Accounts": All rights of a Person to payment for goods sold or leased or for services rendered, no matter how evidenced, including accounts receivable, contract rights, notes, drafts, chattel paper, acceptances and other forms of obligations and receivables so long as the right to such payment has been earned (entitlement to recognize revenue under GAAP) but regardless of whether an invoice for such amount has been rendered so long as the failure to render such invoice is in accordance with the payment schedule set forth in the underlying contract.

            "Account Debtor": The party who is obligated on or under an Account.

            "Acquisition":  As defined in Section 6.2(j).

            "Affiliate": As applied to any Person, any Person directly or indirectly controlling, controlled by or under common control with, that Person. For the purposes of this definition, "control" (including with the correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

            "Agent": As defined in the introductory paragraph of this Agreement and sometimes referred to as the Administrative Agent in certain of the Loan Documents.

            "Agreement": This Amended and Restated Credit Agreement, as amended, supplemented, restated or modified from time to time.

            "Applicable Margin": Initially, with respect to the unpaid principal amount of each Revolving Loan maintained as a

                  (i) Prime Rate Loan, 1.00% per annum; and

                  (ii) LIBO Rate Loan, 3.00% per annum;

            "Assignment Agreement": An Assignment Agreement in substantially the form of Exhibit I attached hereto.

            "Borrower": Phase Metrics, Inc., a Delaware corporation and the successor by merger to Phase Metrics, Inc., a California corporation.

            "Borrower's Account": That certain deposit account established and maintained by the Borrower at the Domestic Lending Office of the Agent pursuant to Section 6.1(h).

            "Borrowing":  As defined in Section 2.1.

            "Borrowing Base": An amount equal to seventy-five percent (75%) of Eligible Accounts; provided that if and so long as Borrower maintains a ratio of Consolidated Total Debt to EBITDA of less than 3.5:1.0 as of Fiscal Quarter endings of the Borrower, in each case determined on the basis of the Consolidated Total Debt and EBITDA for the Fiscal Quarter of the Borrower in question and for the immediately preceding three consecutive Fiscal Quarters of the Borrower, an amount equal to the sum of eighty percent (80%) of Eligible Accounts and the lesser of (i) twenty-five percent (25%) of Eligible Inventory and (ii) $10,000,000.

            "Borrowing Base Certificate": A certificate of the Borrower in substantially the form of Exhibit J attached hereto, delivered pursuant to
Section 6.1(a)(vi).

            "Breakage Costs": All costs and losses which a Lender may incur as a result of any repayment of principal on LIBO Rate Loans borrowed hereunder on a date other than a scheduled maturity date for the applicable Borrowing and all costs and losses which a Lender may incur as a result of any failure of the Borrower to borrow hereunder after giving written Notice of Borrowing hereunder to the Agent pursuant to Section 2.1(b) or 2.2(b), such Lender's good faith computation of such costs and losses to be in reasonable detail setting forth the basis of the calculation thereof and to be conclusive and binding in the absence of manifest error, and the amount thereof to be paid in same day funds upon demand by such Lender or the Agent.

            "Business Day": A day other than a Saturday, Sunday or day on which commercial banks in California, Massachusetts or New York are authorized or required by law to close.

            "Capital Lease": As applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

            "Change in Control" means

            (a) the failure of the Borrower at any time to own, directly or indirectly, free and clear of all Liens and encumbrances, all right, title and interest in 100% of the shares of capital stock of each Guarantor having ordinary voting power; or

            (b) the failure of the Borrower at any time to have the right to elect a majority of the Board of Directors of each Guarantor; or

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


            (c) 30% or more of the shares of capital stock of the Borrower having ordinary voting power on a fully diluted basis shall cease to be owned by the holders of such shares on the date of this Agreement; or

            (d) a "Change of Control" as defined in the Indenture shall occur.

            "Collateral": As defined in Section 1 of the Security Agreement, in Section 1 of each Subsidiary Security Agreement in the Pledge Agreement and in the Collateral Agreement.

            "Collateral Assignment": The Collateral Assignment, Patent Mortgage and Security Agreement dated as of December 4, 1996 between the Borrower and the Agent and the Affirmation and Amendment of Collateral Assignment, Patent Mortgage and Security Agreement between the Borrower and the Agent of even date herewith.

            "Commitment": The obligation of each Lender to make Loans to the Borrower pursuant to Article II in the amount or amounts referred to therein. The term "Commitments" means all such obligations of the Lenders.

            "Compliance Certificate": A certificate of the Borrower in substantially the form of Exhibit F attached hereto, delivered pursuant to
Section 6.1(a)(iv)(B).

            "Consolidated Capital Expenditures": For any period, the Dollar amount of gross expenditures incurred by the Borrower and its consolidated Subsidiaries during such period for fixed assets, real property, plant and equipment, and renewals, improvements and replacements thereto required to be included in 'capital expenditures', 'additions to property, plant or equipment' or comparable items in the consolidated statement of changes in financial position of the Borrower and its consolidated Subsidiaries in conformity with GAAP, including insurance proceeds received as the result of damage or destruction of the property being replaced.

            "Consolidated Current Assets": At any date of determination, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at such date.

            "Consolidated Current Liabilities": At any date of determination, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at such date.

            "Consolidated Net Income": For any period, the net income (or loss) after income taxes plus to the extent deducted in determining net income (or loss) purchased in-process research and development costs net of tax benefits, all for such period of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

            "Consolidated Net Worth": At any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) plus purchased in-process research and development costs (net of tax benefits) of the Borrower and its consolidated Subsidiaries on a consolidated basis determined in accordance with GAAP. Consolidated Net Worth shall be calculated without giving effect to any foreign currency translation adjustments.

            "Consolidated Total Debt": At any date of determination, any Debt of the Borrower and its consolidated Subsidiaries; provided however, that, notwithstanding the foregoing, Consolidated Total Debt includes all Debt (w) under the Senior Unsecured Notes, (x) under Capital Leases, (y) under this Agreement and (z) that is scheduled to be amortized during the term of this Agreement, but excludes, for purposes of Section 6.2 Subordinated Debt.

            "Contingent Obligation": As applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Debt, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) with respect to any Interest Rate Agreement or Currency Agreement. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payment if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of that Person for the obligation of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (x) or (y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

            "Currency Agreement": As applied to any Person, any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values.

            "Debt": As applied to any Person, (i) all indebtedness for borrowed money, (ii) all Capital Leases whether or not properly classified as a liability on a balance sheet in accordance with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services, (v) all indebtedness secured by any Lien on any property or asset owned or held or to be purchased by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that person (excluding customer deposits held by the Borrower), and (vi) any Contingent Obligation (excluding obligations under Interest Rate Agreements and Currency Agreements).

            "Dollars and $": Dollars in lawful currency of the United States of America.

            "EBITDA": For any applicable period, the sum (without duplication) for the Borrower and its Subsidiaries on a consolidated basis of

            (i)  Consolidated Net Income,

            plus

            (ii) the amount deducted, in determining Consolidated Net Income, representing depreciation and amortization,

            plus

            (iii) the amount deducted, in determining Consolidated Net Income, representing income taxes (whether paid or deferred),

            plus

            (iv) the amount deducted, in determining Consolidated Net Income, representing Interest Expense,

            plus

            (v) the amount deducted, in determining Consolidated Net Income, representing charges from acquisitions which are allocated to in process research and development,

            plus

            (vi) the amount deducted in determining Consolidated Net Income, representing write-off of deferred initial public offering fees of approximately $400,000 for the Fiscal Year of the Borrower ending December 31, 1997, plus

            (vii) the non-cash compensation expensed by the Borrower of approximately $400,000 annually or $100,000 quarterly in connection with the issuance of securities under stock option, stock purchase and other equity based incentive plans.

            "Eligible Accounts": Accounts that arise in the ordinary course of business of the Borrower that comply with the representations and warranties contained in the Security Agreement, excluding Accounts as to which any of the following apply:

                  (i) Accounts with respect to which more than ninety (90) days have elapsed since the original invoice or payment schedule due date;

                  (ii) Accounts with respect to which the Account Debtor is a director, officer, shareholder, employee, Subsidiary or Affiliate of the payee of the obligation;

                  (iii) Accounts with respect to which the Account Debtor is the subject of bankruptcy, receivership or a similar insolvency proceeding, or has made an assignment for the benefit of creditors, or has failed or suspended or gone out of business;

                  (iv) Accounts with respect to which the Account Debtor's obligation to pay the Account is conditional upon the Account Debtor's approval, or otherwise subject to return rights (without the consent of the account holder), with respect to the goods purchased giving rise to any such Account, but only to the extent of the portion thereof subject to approval or return;

                  (v)  any Account not payable in Dollars;

                  (vi) Accounts against which the Account Debtor or any Person obligated to make payment thereon asserts in writing any defense, offset, counterclaim or other right to avoid or reduce the liability represented by such Accounts, but only to the extent of the disputed portion thereof;

                  (vii) Accounts that are an obligation of any Person whose billing address is located outside of the United States of America or Canada, other than Accounts supported by one or more letters of credit in an amount, and of a tenor, and used by a financial institution reasonably acceptable to the Agent and other than Accounts of a subsidiary of a United States parent company approved in advance by the Agent;

                  (viii) Accounts with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, except for those Accounts as to which the payee has assigned its rights of payment thereof to the Agent for the benefit of the Agent and the Lenders, and the assignment has been acknowledged pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727);

                  (ix) Accounts owed by an Account Debtor where more than fifty percent (50%) of the aggregate Accounts owed to the Borrower by such Account Debtor do not constitute Eligible Accounts by reason of clause (i) above; or

                  (x) Accounts the collection of which the Agent has, after consultation with a responsible officer of the Borrower, determined in the exercise of its reasonable judgment


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

and consistent with banking industry practices reasonably applied that (A) the creditworthiness or financial condition of the Account Debtor is unsatisfactory or (B) payment by the Account Debtor is impaired or doubtful.

            Any Account which is at any time an Eligible Account, but which subsequently meets any of the foregoing requirements, shall forthwith cease to be an Eligible Account until such time as such Account shall meet all the foregoing requirements.

      "Eligible Inventory": Any inventory of the Borrower located in the United States and as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Agent:

                  (i) the Borrower has full and unqualified right to assign and grant, and has assigned and granted, a perfected Lien in such inventory to the Agent, for its benefit and that of the Lenders, as security for the Obligations;

                  (ii) the Borrower owns such inventory free and clear of all Liens in favor of any Person other than the Lien in favor of the Agent and the Lenders granted pursuant to this Agreement or another Loan Document;

                  (iii) none of such inventory is obsolete, unsalable, damaged or otherwise unfit for sale or consumption or further processing; and

                  (iv) none of such inventory is stored by a warehouseman which has issued a negotiable warehouse receipt that is not held by the Agent.

            "Employee Benefit Plan": Any Pension Plan, any employee welfare benefit plan, or any other employee benefit plan which is described in Section 3(3) of ERISA and which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower.

            "Equity Issuance": As applied to any Person, the sale or issuance by such Person of (i) any capital stock of such Person, (ii) any options, warrants or other similar rights exercisable in respect of such capital stock, or (iii) any other security or instrument representing an equity interest (or the right to obtain an equity interest) in such Person.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

            "ERISA Affiliate": As applied to any Person, any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of Section 414(b) and (c) of the Internal Revenue Code.

            "Eurocurrency Liabilities": Has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Existing Credit Agreement": As defined in the first WHEREAS clause of the Recitals of this Agreement.

            "Federal Funds Rate": On any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

            "Fiscal Quarter":  Any calendar quarter.

            "Fiscal Year":  Any calendar year.

            "Foreign Subsidiaries": Any direct or indirect Subsidiary of the Borrower organized outside of the United States.

            "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

            "Guarantors": Any direct or indirect Subsidiaries of the Borrower which are organized in the United States and which have become Guarantors in accordance with Section 6.2(v).

            "Indenture": That certain indenture dated on or about the date of this Agreement by and between the Borrower, each Guarantor under a Subsidiary Guaranty and State Street Bank and Trust Company of California, N.A. pursuant to which the Senior Unsecured Notes were issued and are outstanding as same may be amended, restated or modified in compliance with this Agreement.

            "Interest Coverage Ratio": At the end of any applicable period, the ratio of

            (a) EBITDA for the period of four consecutive Fiscal Quarters then ended,

            to

            (b) Interest Expense for the period then ended.

            "Interest Expense": For any applicable period, the aggregate consolidated interest expense of the Borrower and its Subsidiaries for such applicable period, as determined in accordance with GAAP, including the portion of any payments made in respect of Capital Leases allocable to interest expense, but excluding for purposes of
Section 6.2 interest expense on the Subordinated Debt.

            "Interest Payment Date": As to any Prime Rate Loan, until payment in full, (i) the last Business Day of each month commencing on the first of such days to occur after such Prime Rate Loan is made and, (ii) the Revolving Maturity Date. As to any LIBO Rate Loan, until payment in full, (x) the last day of the Interest Period relating to such LIBO Rate Loan (or, if earlier, the third month following the commencement of such Interest Period) and (y) the Revolving Maturity Date.

            "Interest Period":  With respect to any LIBO Rate Loan:

                  (i) initially, the period commencing on, as the case may be, the Borrowing or conversion date with respect to such LIBO Rate Loan and ending one, three or six months thereafter as selected by the Borrower in its Notice of Borrowing as provided in Section 2.1(b) or Section 2.2(b) or its notice of conversion as provided in Section 2.6; and

                  (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBO Rate Loan and ending one, three or six months thereafter as selected by the Borrower in its notice of continuation as provided in Section 2.6; provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:

            (a) if any Interest Period for a LIBO Rate Loan would otherwise end on a day which is not a LIBO Business Day, that Interest Period shall be extended to the next succeeding LIBO Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding LIBO Business Day;

            (b) the Borrower may not select an Interest Period with respect to any portion of principal of a LIBO Rate Loan which extends beyond a date on which the Borrower is required to make a payment of that portion of principal; and

            (c) there shall be no more than three Interest Periods outstanding at any time with respect to LIBO Rate Loans that constitute part of the Revolving Loans.

            "Interest Rate Agreement": As applied to any Person, an interest rate swap, cap or collar agreement or similar arrangement designed to protect that Person against fluctuations in interest rates.

            "Internal Revenue Code": The Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

            "Investment": As applied to any Person, (i) any direct or indirect purchase or other acquisition of, or of a beneficial interest in, capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of, another Person, or (ii) any direct or indirect loan, extension of credit, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to any other Person, including all indebtedness and accounts receivable from the other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

            "Lender": As defined in the introductory paragraph of this Agreement.

            "Lending Office": As to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office," as the case may be, on Annex II or in the applicable Assignment Agreement, or such other office or offices as such Lender may from time to time notify the Borrower and the Agent.

            "Leverage Ratio": At the end of any applicable period, the ratio of

            (a) Consolidated Total Debt outstanding at the end of such period,

            to

            (b) EBITDA for the period of four consecutive Fiscal Quarters then ended.

            "LIBO Business Day": A day which is a Business Day and a day on which dealings in Dollar deposits may be carried out in the London interbank market.

            "LIBO Rate": For any Interest Period for all LIBO Rate Loans comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the interest rate per annum for deposits in Dollars for a period equal to the relevant Interest Period which appears on Telerate Page 3750 at or about 11:00 a.m. (London time) on the second Business Day before and for value on the first day of the relevant Interest Period or such other page as may replace such page on such service for the purpose of displaying the London interbank offered rate of major banks for deposits in Dollars at or about 11:00 a.m. (London time) on the second Business Day before and for value on the first day of the relevant Interest Period for deposits in amounts and durations comparable to such Borrowing and such Interest Period (and rounded upward to the next whole multiple of 1/16 of 1%) by (b) a percentage equal to 100% minus the LIBO Rate Reserve Percentage for such Interest Period.

            "LIBO Rate Loans": Loans hereunder at such time as they accrue interest at a rate based upon the LIBO Rate.

            "LIBO Rate Reserve Percentage": For any Interest Period for all LIBO Rate Loans comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on LIBO Rate Loans is determined) having a term equal to such Interest Period.

            "Lien": Any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

            "Loans": The Revolving Loans made to the Borrower pursuant to
Section 2.1.

            "Loan Documents": This Agreement, the Notes, the Security Agreement, the Subsidiary Guarantees, the Subsidiary Security Agreements, the Pledge Agreement, the Collateral Assignment and each other document required by the Agent or any Lender in connection with this Agreement and/or the credit extended hereunder.

            "Multiemployer Plan": A "multiemployer plan" as defined in Section 4001(a) (3) of ERISA which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower.

            "Net Proceeds": With respect to any insurance settlement, Equity Issuance or the sale of any assets (to the extent permitted by this Agreement) or subordinated Debt instruments, the gross cash proceeds received by the issuer or seller from such settlement, issuance or sale (including any cash payments subsequently received in respect of promissory notes or other non-cash consideration delivered to the seller), less the sum of (i) all reasonable and customary legal and accounting expenses, commissions and other fees and expenses incurred or to be incurred, and all federal, state, local and foreign taxes actually paid or estimated by the Borrower (in good faith) to be payable, in connection therewith and (ii) all payments made by the seller to retire Debt where such payments are required in connection with such sale; provided, however, that each of the following shall be excluded in determining the amount of Net Proceeds hereunder: (A) in the case of any Equity Issuance, the cash proceeds from (1) any issuance or sale by any Subsidiary to the Borrower or any Subsidiary, and (2) any issuance or sale to any officer, director, employee or consultant pursuant to any stock option or other employee benefit plan or other employee benefit plan or compensation plan in an aggregate amount up to $3,000,000; (B) in the case of any sale of assets, (1) sales of readily marketable investment securities investments in which are permitted under
Section 6.2(k), (2) leases and subleases (including any sale/lease backs and synthetic lease transactions) permitted under Section 6.2(h), (3) sales and other transfers between or among the Borrower and its Subsidiaries permitted under Section 6.2(s), (4) cash payments required to be made in respect of any accrued employee benefits in connection with any asset sale, (5) the amount of any reasonable reserve established in accordance with

GAAP against any liabilities associated with assets sold (provided that the amount of any subsequent reduction of such reserve, other than in connection with a payment in respect of such liability, shall be deemed to be Net Proceeds received as of the date of such reduction), and (6) the amount of any such cash proceeds that the Borrower or any Subsidiary has used (or intends to use within 6 months of the date of receipt of such cash proceeds) to pay the purchase price in connection with any acquisition permitted hereunder; (C) in the case of any Debt issuance, any Debt secured by Liens permitted under Section 6.2(f), any Debt described in Section 6.2(g)(iv) or any Debt permitted under Section 6.2(g)(vi); and (D) in the case of any insurance settlement, the amount of any reasonable reserve established in accordance with GAAP against any liabilities associated with the receipt of such insurance settlement (provided the amount of any subsequent reduction of such reserve, other than in connection with a payment with respect to any such liability, shall be deemed to be Net Proceeds received as of the date of such reduction).

            "NonCash Working Capital": At any time of determination, the excess of Consolidated Current Assets (other than cash) over Consolidated Current Liabilities.

            "Note" and "Notes": The Revolving Notes as such Notes may be amended, endorsed or otherwise modified from time to time, including all Notes issued from time to time in substitution therefor.

            "Notice of Borrowing": The Notice of Borrowing required under
Section 2.1(b) and Section 2.2(b) in substantially the form of Exhibit C annexed hereto.

            "Obligations": All amounts owing by the Borrower and each Subsidiary under this Agreement, the Notes or any other Loan Document.

            "Other Taxes": Any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

            "Pension Plan": Any employee plan which is subject to Section 412 of the Internal Revenue Code and which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower, other than a Multiemployer Plan.

            "Permitted Liens": The following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

            (i) Liens existing on the date hereof and listed on Schedule 6.2(f);

            (ii) Liens for taxes, assessments or governmental charges or claims to the extent not yet delinquent or being contested in good faith and for which appropriate reserves have been made in accordance with GAAP;

            (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business securing obligations that are not yet delinquent or are being contested in good faith and for which appropriate reserves have been made in accordance with GAAP;

            (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (v) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not interfering in any material respect with the use or value of such property;

            (vi) any attachment or judgment Lien not constituting an Event of Default under Section 7.1(h);

            (vii) Liens which constitute rights of set-off of a customary nature or bankers' Lien with respect to amounts on deposit, arising by operation of law; and

            (viii) Liens on inventory or cash to secure cash advances made by customers for the purchase price of inventory.

            "Person": An individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

            "Pledge Agreement": The Pledge Agreement dated as of December 4, 1996 between the Borrower and the Agent and the affirmation and amendment of pledge agreement between the Borrower and the Agent of even date herewith.

            "Potential Event of Default": Either (i) a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period, or (ii) a condition or event which would constitute an Event of Default on a future date if such condition or event is based on the Borrower's own estimate of its financial performance for a fiscal period ending on a future date.

            "Prime Rate": The higher of (i) the rate of interest announced from time to time by the Agent in Boston, Massachusetts as its Prime Commercial Lending Rate and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate on the day prior to the date on which the Prime Rate is to be determined. The Prime Commercial Lending Rate is a reference rate; the Agent may make loans at, above or below the Prime Commercial Lending Rate.

            "Prime Rate Loans": Loans hereunder at such time as they accrue interest at a rate based upon the Prime Rate.

            "Regulations G, T, U and X": Regulations G, T, U and X, respectively, promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time, and any successors thereto.

            "Related Transactions": Issuance by the Borrower of the Senior Unsecured Notes, execution and delivery of the Indenture, Borrower's receipt of the Net Proceeds thereof and repayment by the Borrower of fees and costs of such issuance and of outstanding Debt of the Borrower under the Existing Credit Agreement.

            "Requisite Lenders": As of any date of determination, Lenders owed at least 51% of the then aggregate unpaid principal amount of the Notes, or, if no principal amount of the Notes is outstanding, then Lenders having at least 51% of the Commitments.

            "Revolving Commitment": The amount of $25,000,000 as such amount may be reduced pursuant to Section 2.1(c) or may be increased up to $40,000,000 in the complete discretion of the Lenders pursuant to Section 2.1(e).

            "Revolving Loans": As defined in Section 2.1(a).

            "Revolving Maturity Date": January __, 2001.

            "Revolving Note":  As defined in Section 2.1(d).

            "S.E.C.": The United States Securities and Exchange Commission and any successor institution or body which performs the functions or substantially all of the functions thereof.

            "Security Agreement": The Security Agreement dated as of December 4, 1996 between the Borrower and the Agent in substantially the form of Exhibit H attached hereto and the affirmation and amendment of security agreement by the Borrower and the Agent dated on or about the date hereof.

            "Senior Unsecured Notes": Those certain 10.75% senior unsecured notes due February 1, 2005, issued by the Borrower on or about the date hereof and outstanding pursuant to the Indenture as same may be amended, restated or modified in compliance with this Agreement and senior unsecured notes having the same substantive terms and conditions which may be exchanged therefor pursuant to the contemplated exchange offer for the notes issued on or about the date hereof.

            "Subordinated Debt": (i) that certain subordinated indebtedness issued by the Borrower pursuant to a Securities Purchase Agreement dated as of November 23, 1994, as amended prior to the date hereof (and as it may be subsequently amended with the consent of the

Requisite Lenders as provided herein), among the Borrower and the investors named therein and (ii) any other indebtedness of the Borrower or its Subsidiaries that is subordinated to the Obligations on terms acceptable to the Requisite Lenders.

            "Subsidiary": A corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof are at the time owned, directly, or indirectly through one or more intermediaries, or both, by the Borrower.

            "Subsidiary Guaranty": Each guaranty dated as of December 4, 1996 by a Guarantor in favor of the Agent, and each consent, amendment and ratification of guaranty executed and delivered by each Guarantor on or about the date hereof and any Subsidiary Guaranty entered into by a Guarantor in favor of the Agent subsequent to the date hereof in substantially the form of Exhibit G annexed hereto.

            "Subsidiary Security Agreement": Each Security Agreement dated as of December 4, 1996 between a Guarantor and the Agent and each affirmation and amendment of security agreement between each Guarantor and the Agent dated on or about the date hereof, and any Subsidiary Security Agreement entered into between a Guarantor and the Agent subsequent to the date hereof in substantially the form of Exhibit H annexed hereto.

            "Taxes": Any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, respectively, taxes imposed on any Lender or the Agent as a result of a present or former connection between such Lender or the Agent and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender or the Agent having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement).

            "Termination Event": (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30 day notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(l) (2) or 4068(f) of ERISA, or (iii) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation, (v) any other event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (vi) the imposition of a lien pursuant to Section 412(n) of the Internal Revenue Code.

       1.2 Other Definitional Provisions.

            (a) All terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

            (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms not defined in
Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. In the event that GAAP changes during the term of this Agreement such that the financial covenants contained in Sections 6.2(a) through (d) would then be calculated in a different manner or with different components, (i) the Borrower, the Agent and the Lenders agree to negotiate to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (ii) the Borrower shall be deemed to be in compliance with the financial covenants contained in such Sections, pending reaching agreement on such amendment, following any such change in GAAP if and to the extent that the Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

            (d) The terms defined in Section 1.1 include the plural as well as the singular. Pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms. The terms "includes" and "including" shall not be construed to imply any limitation.

            (e) Each reference in the Loan Documents to the last day of a Fiscal Quarter of the Borrower, or to the last Business Day of a Fiscal Quarter of the Borrower, or to a Fiscal Quarter of the Borrower ending on a specified date, shall be deemed to refer to the last day of the Fiscal Quarter of the Borrower ending on or about such date.


                                   ARTICLE II

                                    THE LOANS

      2.1 The Revolving Loans.

            (a) The Revolving Commitment. Each Lender agrees, severally and not jointly, on the terms and conditions hereinafter set forth, to make loans ("Revolving Loans") to the Borrower from time to time during the period from the date hereof to but excluding the

Revolving Maturity Date in an aggregate amount not to exceed the lesser of (x) the amount set forth opposite such Lender's name on Annex I hereto, as such amount may be reduced pursuant to Section 2.1(c) or (y) such Lender's pro rata share of the Borrowing Base. Each borrowing under this Section (a "Borrowing") shall be in a minimum amount of $300,000 and in an integral multiple of $100,000 in excess thereof; provided that a Revolving Loan consisting of a LIBO Rate Loan shall be in a minimum amount of $1,000,000 or an integral multiple of $250,000 in excess thereof. Each Borrowing shall be made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of the Revolving Commitment and prior to the Revolving Maturity Date, the Borrower may borrow, repay pursuant to Section 2.4(b) and reborrow under this Section; provided that at no time shall the aggregate principal amount of outstanding Revolving Loans exceed the least of (x) the Revolving Commitment then in effect or (y) the Borrowing Base.

            (b) Making the Revolving Loans.

                  (i) The Borrower may borrow under the Revolving Commitment on any Business Day if the Borrowing is to consist of a Prime Rate Loan and on any LIBO Business Day if the Borrowing is to consist of a LIBO Rate Loan, provided that the Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 9:00 A.M., San Francisco time) in the form of Exhibit C (i) three (3) LIBO Business Days prior to the requested Borrowing date in the case of a LIBO Rate Loan, and (ii) on or before the requested Borrowing date in the case of a Prime Rate Loan, specifying (A) the amount of the proposed Borrowing, (B) the requested date of the Borrowing, (C) whether the Borrowing is to consist of a LIBO Rate Loan or a Prime Rate Loan, and (D) if the Loan is to be a LIBO Rate Loan, the length of the Interest Period therefor. Promptly following receipt of such notice, the Agent shall notify each Lender of the date of the Loan, whether the Loan will be a Prime Rate Loan or a LIBO Rate Loan, the amount of that Lender's pro rata share of the Loan and, if the Loan is a LIBO Rate Loan, of the applicable Interest Period. Not later than 11:00 a.m., San Francisco time, on the date specified for any Loan, each Lender shall deposit immediately available funds in the amount of its pro rata share of the Loan to the account of the Agent set forth on the signature pages hereof. Upon satisfaction of the applicable conditions set forth in Article IV, the Agent will make available the proceeds of all such Loans to the Borrower by depositing the amount of such Loans in the Borrower's Account.

                  (ii) The notice of Borrowing may be given orally (including telephonically), and shall be promptly confirmed by a notice of Borrowing in writing, or in writing (including telex or facsimile transmission), and any conflict regarding a notice or between an oral notice and a written notice applicable to the same Borrowing shall be conclusively determined in the absence of manifest error by the Agent's books and records. The Agent's failure to receive any written notice of a particular Borrowing shall not relieve the Borrower of its obligations to repay the Borrowing made and to pay interest thereon. The Agent shall not incur any liability to the Borrower in acting upon any notice of Borrowing which the Agent believes in good faith to have been given by a Person duly authorized to borrow on behalf of the Borrower.

                  (iii) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (i) of this Section 2.1(b) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's pro rata share of such Borrowing for purposes of this Agreement. The failure of any Lender to make available its pro rata share of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder, to make available its pro rata share of such Borrowing on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make available its pro rata share of any Borrowing on the date of any Borrowing. The Borrower reserves all of its rights against any defaulting Lender.

            (c) Reduction of the Revolving Commitment. The Borrower shall have the right, upon at least two (2) Business Days' notice to the Agent, to terminate in whole or reduce in part the unused portion of the Revolving Commitment, without premium or penalty, provided that each partial reduction shall be in the aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and that such reduction shall not reduce the Revolving Commitment to an amount less than the amount of Revolving Loans outstanding hereunder on the effective date of the reduction.

            (d) Revolving Notes. The Revolving Loans made by the Lenders pursuant hereto shall be evidenced by promissory notes of the Borrower, substantially in the form of Exhibit A, with any appropriate insertions (the "Revolving Notes"), payable to the order of each Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Revolving Loans made by that Lender, with interest thereon as prescribed in
Section 2.5. Each Lender is hereby authorized to record in its books and records and on any schedule annexed to its Revolving Note, the date and amount of each Revolving Loan made by that Lender, and the date and amount of each payment of principal thereof, and in the case of LIBO Rate Loans, the Interest Period and interest rate with respect thereto and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that failure by any Lender to effect such recordation shall not affect the Borrower's obligations hereunder. Prior to the transfer of a Revolving Note, the transferring Lender shall record such information on any schedule annexed to and forming a part of such Revolving Note.

            (e) Increase of the Revolving Commitment. From time to time upon written request from the Borrower delivered to the Agent, the Lenders will consider an increase in the Revolving Commitment up to a maximum Revolving Commitment of $40,000,000; provided, however, that granting of any such increase shall require the unanimous written consent of the

Lenders, shall be granted only in the complete discretion of the Lenders, has not in any way been committed to the Borrower and shall be additionally subject to amendments to this Agreement, the Notes and such other documents, instruments and agreements as the Lenders may in their complete discretion select, all of which shall be in form and substance satisfactory to the Lenders in their complete discretion. The Borrower acknowledges that neither the Agent nor any of the Lenders has made any representation or warranty, either expressly or by or implication that any such increase in the Revolving Commitment would be granted at any time and the Borrower acknowledges and agrees that no Lender nor the Agent has any obligations of any kind with respect to, and the Borrower has no right to, the grant of any such increase in the Revolving Commitment.

       2.2   [Intentionally omitted].

       2.3   Fees.

            (a) Commitment Fee. The Borrower agrees to pay to the Agent for the ratable benefit of the Lenders providing the Revolving Commitment a commitment fee on the average daily unused portion of the Revolving Commitment from the date hereof until the Revolving Maturity Date at the rate of (i) three-quarters of one percent (3/4 of 1%) per annum, payable on the last Business Day of each Fiscal Quarter of the Borrower commencing on the first such date occurring after the date of this Agreement through the date on which the Agent receives Borrower's financial statements for a Fiscal Quarter of the Borrower pursuant to
Section 6.1(a)(ii) commencing with the March 31, 1999 Fiscal Quarter of the Borrower establishing that Borrower is in compliance with Section 6.2 and thereafter for any Fiscal Quarter of the Borrower for which Borrower is not in compliance with Section 6.2 and (ii) commencing with the Fiscal Quarter of the Borrower ending March 31, 1999, so long as Borrower is in compliance with
Section 6.2, one-half of one percent (1/2 of 1%) per annum, payable on the last Business Day of each such Fiscal Quarter of the Borrower, and in all the foregoing cases payable on the Revolving Maturity Date.

            (b) Agency and Facility Fees. Upon execution of this Agreement and thereafter, the Borrower shall pay to the Agent non-refundable fees in the amounts agreed to separately by the Borrower. In addition, upon execution of this Agreement the Borrower shall pay to the Agent a facility fee in the amount agreed to separately by the Borrower and which shall be allocated to the Lender by the Agent in its discretion.

      2.4   Repayment.

            (a) Mandatory Repayments. The aggregate principal amount of the Revolving Loans outstanding on the Revolving Maturity Date, together with accrued interest thereon, shall be due and payable in full on the Revolving Maturity Date. If at any time the outstanding Borrowings under Section 2.1 exceed the least of (x) the Revolving Commitment then in effect or (y) the Borrowing Base, then the Borrower shall immediately repay the excess to the Agent for the ratable accounts of the Lenders providing the Revolving Commitment.

            (b) Optional Prepayment. The Borrower may at its option prepay the Loans, in whole or in part, at any time and from time to time, provided that the Agent shall have received from the Borrower notice of any such prepayment at least one (1) Business Day prior to the date of the proposed prepayment if such date is not the last day of the then current Interest Period for each Loan being prepaid, in each case specifying the date and the amount of prepayment, and provided further, that the Borrower shall be liable for and shall promptly pay to the Agent for the ratable benefit of the Lenders any Breakage Costs in respect of LIBO Rate Loans. Partial prepayments hereunder shall be in an aggregate principal amount of the lesser of (a) $200,000 or any whole multiple of $100,000 in excess thereof in the case of Prime Rate Loans and $1,000,000 or any whole multiple of $250,000 in excess thereof in the case of LIBO Rate Loans and (b) the outstanding balance of the Loan being prepaid.

            (c) Mandatory Prepayment. The Borrower shall immediately upon receipt deliver to the Agent for the benefit of the Lenders (as their interests may appear) the proceeds of the following as a mandatory prepayment and permanent reduction of the Revolving Commitment: (i) one hundred percent (100%) of the Net Proceeds received from the issuance of Debt or from the sale or other disposition of any assets of the Borrower or any Guarantor outside the ordinary course of business (in excess of amounts permitted under this Agreement); (ii) fifty percent (50%) of the Net Proceeds of an Equity Issuance (other than that described in clause (ii) of the definition of Equity Issuance); and (iii) one hundred percent (100%) of the Net Proceeds of any insurance payments received in respect of lost or damaged property that are not promptly applied to the repair, rebuilding or replacement of such property; provided, however, that any such mandatory prepayment may be waived, in whole or in part, by any Lender solely as to such Lender.

            (d) Excess Cash Flow Repayment. [Intentionally Omitted]

            (e) Optional Escrow. Notwithstanding the foregoing provisions of this Section 2.4, if the amount of Prime Rate Loans then outstanding is not sufficient to satisfy the entire mandatory prepayment requirement hereunder, the Borrower may, at its option, in order to avoid the payment of Breakage Costs, place any amounts which it would otherwise be required to use to prepay LIBO Rate Loans on a day other than the last day of the Interest Period therefor in an interest-bearing escrow account with the Agent until the end of such Interest Period at which time such escrowed amounts shall be applied to prepay such LIBO Rate Loans.

      2.5   Interest Rate and Payment Dates.

            (a) Payment of Interest. Interest with respect to each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the date of any prepayment.

            (b) Prime Rate Loans. Revolving Loans which are Prime Rate Loans shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Prime Rate plus the Applicable Margin.

            (c) LIBO Rate Loans. Revolving Loans which are LIBO Rate Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the LIBO Rate determined for such Interest Period in accordance with the terms hereof plus the Applicable Margin.

      2.6 Continuation and Conversion Options. The Borrower may elect from time to time to convert any outstanding Loans from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis by giving the Agent (i) irrevocable notice in the form of Exhibit D of an election to convert Loans to Prime Rate Loans and (ii) at least three (3) LIBO Business Days' prior irrevocable notice of an election to convert Loans to LIBO Rate Loans, provided that any conversion of Loans other than Prime Rate Loans shall only be made on the last day of an Interest Period with respect thereto, provided, further that no Loan may be converted to a Loan other than a Prime Rate Loan so long as an Event of Default or Potential Event of Default has occurred and is continuing. The Borrower may elect from time to time to continue any outstanding Loans other than Prime Rate Loans upon the expiration of the Interest Period(s) applicable thereto by giving to the Agent at least three (3) LIBO Business Days' prior irrevocable notice in the form of Exhibit D of continuation of a LIBO Rate Loan and the succeeding Interest Period(s) of such continued Loan or Loans will commence on the last day of the Interest Period of the Loan to be continued, provided that no Loan may be continued as a Loan other than a Prime Rate Loan so long as an Event of Default or Potential Event of Default has occurred and is continuing. Each notice electing to convert or continue a Loan shall be in the form of Exhibit D and shall specify: (i) the proposed conversion/continuation date; (ii) the amount of the Loan to be converted/continued; (iii) the nature of the proposed continuation/conversion; and (iv) in the case of a conversion to, or continuation of, a Loan other than a Prime Rate Loan, the requested Interest Period, and shall certify that no Event of Default or Potential Event of Default has occurred and is continuing. On the date on which such conversion or continuation is being made each Lender shall take such action as is necessary to effect such conversion or continuation. In the event that no Notice of Continuation or Conversion is received by the Agent with respect to outstanding Loans other than Prime Rate Loans, upon expiration of the Interest Period(s) applicable thereto, such Loans shall convert to Prime Rate Loans. Subject to the limitations set forth in this Section and in the definition of Interest Period, all or any part of outstanding Loans may be converted or continued as provided herein, provided that partial conversions or continuations with respect to Loans other than Prime Rate Loans shall be in an aggregate minimum amount of $1,000,000 and in an integral multiple of $250,000 in excess thereof.

                                   ARTICLE III

                     GENERAL PROVISIONS CONCERNING THE LOANS

      3.1 Use of Proceeds. The proceeds of the Loans hereunder shall be used by the Borrower for general corporate purposes, including working capital needs, payment of the costs and fees incurred in connection with obtaining the Revolving Commitment and closing the Loans, capital expenditures, financing for acquisitions and refinancing of existing indebtedness.

      3.2 Post Default Interest. Notwithstanding anything to the contrary contained in Section 2.5, after the occurrence of an Event of Default and following notice to the Borrower, all Obligations shall bear interest at a rate per annum which is equal to two percent (2%) above the highest rate which would otherwise be applicable pursuant to Section 2.5, from the date of such Event of Default. In addition, any Loan that is a Loan other than a Prime Rate Loan, shall be converted to a Prime Rate Loan at the end of the then current Interest Period thereafter.

      3.3   Computation of Interest and Fees.

            (a) Calculations. Interest in respect of the Prime Rate Loans and fees shall be calculated on the basis of a 365/366 day year for the actual days elapsed. Any change in the interest rate on a Prime Rate Loan resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate shall become effective. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan. Interest in respect of the LIBO Rate Loans shall be calculated on the basis of a 360 day year for the actual days elapsed.

            (b) Determination by Agent. Each determination of an interest rate or fee by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

      3.4 Payments. The Borrower shall make each payment of principal, interest and fees hereunder and under the Notes, without setoff or counterclaim, not later than 10:00 A.M., San Francisco time, on the day when due in lawful money of the United States of America to the Agent at the office of the Agent designated from time to time in immediately available funds. The Borrower hereby authorizes the Agent to charge its accounts with the Agent in order to cause timely payment to be made to the Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose). The Agent shall promptly pay to each Lender its pro rata share of each payment received by the Agent as their interests may appear.

      3.5 Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

      3.6 Reduced Return. If any Lender shall have determined that any applicable law, regulation, rule or regulatory requirement promulgated after the date hereof ("Requirement") regarding capital adequacy, or any change therein occurring after the date hereof, or any change occurring after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its Commitment and obligations hereunder to a level below that which would have been achieved but for such Requirement, change or compliance (taking into consideration that Lender's policies with respect to capital adequacy) by an amount deemed by that Lender to be material (which amount shall be determined by that Lender's reasonable allocation of the aggregate of such reductions resulting from such events), then from time to time, within thirty (30) days after such Lender delivers to the Borrower a statement in reasonable detail setting forth the basis and calculation for allocating any additional amounts, the Borrower shall pay to that Lender such additional amount or amounts as will compensate that Lender for such reduction.

      3.7   Indemnities.

            (a) Subject to the provisions of Section 9.5, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to indemnify, pay and hold the Agent and each Lender, the shareholders, officers, directors, employees and agents of the Agent and each Lender, and each other Person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (each, an "Indemnified Person"), harmless from and against any and all claims, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees and costs (including the reasonable fees and out-of-pocket expenses of counsel) and including costs of investigation, document production, attendance at a deposition or other discovery, related to or in connection with the transactions contemplated by this Agreement, any of the Related Transactions or any contemplated use of the proceeds of the Loans, whether or not any Indemnified Person is a party thereto (collectively, the "Indemnified Liabilities"), except to the extent that such Indemnified Liabilities result from the gross negligence or willful misconduct of the Agent, or any Lender or any other Indemnified Person. If any claim is made, or any action, suit or proceeding is brought, against any Indemnified Person pursuant to this Section, the Indemnified Person shall notify the Borrower of such claim or of the commencement of such action, suit or proceeding, and the Borrower shall have the option to, and at the request of the Indemnified Person shall, direct and control the defense of such action, suit or proceeding, employing counsel selected by the Borrower and reasonably satisfactory to the Indemnified Person, and pay the fees and expenses of such counsel; provided, however, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, such Indemnified Person shall have the right to employ separate counsel at the Borrower's expense and to control and direct its own defense of such action, suit or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, (i) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to the Borrower that the Borrower cannot assert, or (ii) a conflict or potential conflict exists between the Borrower and such Indemnified Person that would make such separate representation advisable. The Borrower agrees that it will not, without the prior written consent of the Agent, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding with respect to which the indemnification provided for in this Section is available (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Agent and each other Indemnified Person from all liability arising or that may arise out of such claim, action, suit or proceeding. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 3.7 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by any Indemnified Person. This covenant shall survive termination of this Agreement and payment of the outstanding Notes.

            (b) Funding Losses. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its LIBO Rate Loans hereunder, which such Lender may sustain or incur as a consequence of (i) default by the Borrower in payment of the principal amount of or interest on the LIBO Rate Loans of that Lender, (ii) default by the Borrower in making a conversion or continuation after the Borrower has given a notice thereof, (iii) default by the Borrower in making any payment after the Borrower has given a notice of payment or (iv) the Borrower making any payment of a LIBO Rate Loan on a day other than the last day of the Interest Period for such Loan. For purposes of this Section and Section 3.10, it shall be assumed that the affected Lender had funded or would have funded 100%, as the case may be, of a LIBO Rate Loan in the London interbank market for an amount and term. The determination of such amount by such Lender shall be presumed correct in the absence of manifest error. This covenant shall survive termination of this Agreement and payment of the outstanding Notes.

      3.8 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

      3.9 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans owing to it in excess of its ratable share of payments on account of the Loans obtained by all the Lenders, then such Lender shall forthwith purchase from the other Lenders such participations in the Loans owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.9 or any other provision of this Agreement may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right to set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

      3.10 Inability to Determine Interest Rate. In the event that the Agent or any Lender shall have determined (which determination shall be conclusive and binding upon the Borrower in the absence of manifest error) that by reason of circumstances affecting the London interbank market generally, adequate and reasonable means do not exist for ascertaining the LIBO Rate applicable pursuant to Section 2.5 for any Interest Period with respect to a LIBO Rate Loan that will result from a requested LIBO Rate Loan or that such rate of interest does not adequately cover the cost of funding such Loan, the Agent or such Lender shall forthwith give notice of such determination to the Borrower not later than 1:00 P.M., San Francisco time, on the requested Borrowing date, the requested conversion date or the last day of an Interest Period of a Loan which was to have been continued as a LIBO Rate Loan. If such notice is given and has not been withdrawn (i) any requested LIBO Rate Loan shall be made as a Prime Rate Loan, or, at the Borrower's option, such Loan shall not be made, (ii) any Loan that was to have been converted to a LIBO Rate Loan shall be continued as, or converted into, a Prime Rate Loan and (iii) any outstanding LIBO Rate Loan shall be converted, on the last day of the then current Interest Period with respect thereto, to a Prime Rate Loan. Until such notice has been withdrawn by the Agent, no further LIBO Rate Loans shall be made and the Borrower shall not have the right to convert a Loan to a LIBO Rate Loan. The Agent will review the circumstances affecting the London interbank market from time to time and the Agent will withdraw such notice at such time as it shall determine in the exercise of its reasonable judgment that the circumstances giving rise to said notice no longer exist.

      3.11 Requirements of Law. In the event that any law, regulation or directive or any change therein or in the interpretation or application thereof or compliance by the Agent or any Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality:

            (a) does or shall subject the Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Loan made hereunder, or change the basis of taxation of payments to the Agent or any Lender of principal, commitment fee, interest or any other amount payable hereunder (except for income taxes or changes in the rate of tax on the overall net income of the Agent or such Lender);

            (b) does or shall impose, modify or hold applicable any reserve, assessment rate, special deposit, compulsory loan or other requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Agent or any Lender which are not otherwise included in the determination of any LIBO Rate at the last Borrowing, conversion or continuation date of a Loan;

            (c) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or other requirement against Commitments to extend credit;

            (d) does or shall impose on the Agent or any Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Agent or any Lender of making, renewing or maintaining its Revolving Commitment or the LIBO Rate Loans or to reduce any amount receivable thereunder (which increase or reduction shall be determined by the Agent's or such Lender's reasonable allocation of the aggregate of such cost increases or reduced amounts receivable resulting from such events), then, in any such case, the Borrower shall pay to the Agent or such Lender within thirty (30) Business Days of its statement described below, any additional amounts necessary to compensate the Agent or such Lender for such additional cost or reduced amount receivable as determined by the Agent or such Lender with respect to this Agreement. If the Agent or Lender becomes entitled to claim any additional amounts pursuant to this Section 3.11, it shall notify the Borrower of the event by reason of which it has become so entitled. A statement setting forth in reasonable detail the calculation as to any additional amounts payable pursuant to the foregoing sentence, and setting forth the basis and calculation for allocating such additional amounts among the other borrowers of the affected Agent or Lender, submitted by the affected Agent or Lender to the Borrower shall be conclusive in the absence of manifest error.

      3.12 Illegality. Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof by an entity with jurisdiction over the Agent or any Lender, shall make it unlawful, impossible, or impracticable for such Agent or any Lender to make or maintain LIBO Rate Loans as contemplated by this Agreement, (a) the commitment of the Agent or any Lender hereunder to make LIBO Rate Loans or convert Prime Rate Loans to LIBO Rate Loans shall forthwith be suspended until such event is resolved and (b) the Agent's or such Lender's Loans then outstanding as LIBO Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the next succeeding Interest Payment Date or within such earlier period as allowed by law. The Borrower hereby agrees to pay the Agent or any such Lender, within thirty (30) days of its demand, any additional amounts necessary to compensate the Agent or any such Lender for any costs incurred by the Agent or any such Lender in making any conversion in accordance with this Section, including, but not limited to, any interest or fees payable by the Agent or any such Lender to lenders of funds obtained by it in order to make or maintain its LIBO Rate Loans hereunder (the Agent's or any such Lender's notice of such costs, in reasonable detail as certified to the Borrower and the Agent to be conclusive absent manifest error).

      3.13 Obligation to Mitigate. The Agent and each Lender agrees that as promptly as practicable after it becomes aware of the occurrence of an event that would entitle it to give notice pursuant to Section 3.6, 3.11 or 3.12, it will use reasonable efforts to make, fund or maintain its affected LIBO Rate Loans through another Lending Office of the Agent or such Lender if, as a result thereof, the increased cost would be avoided or materially reduced or the illegality would thereby cease to exist and if, in the reasonable opinion of the Agent or such Lender, the making, funding or maintaining of such LIBO Rate Loans through such other Lending Office would not in any material respect be disadvantageous to the Agent or such Lender or contrary to the Agent's or such Lender's internal policies or normal banking practices or any applicable legal or regulatory restrictions, provided that the Borrower shall pay all incremental expenses incurred by the Agent or any such Lender as a result of utilizing such other Lending Office.

      3.14 Taxes. (a) Any and all payments by the Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrower shall pay all Other Taxes to the relevant taxing authority or other authority in accordance with applicable law.

            (b) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                  (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                  (ii) the Borrower shall make such deductions and withholdings; and

                  (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

            (c) The Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of (i) Taxes and (ii) Other Taxes that are payable by such Lender or the Agent and any penalties, interest, additions to tax, expenses or other similar liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 45 days after the date the Lender or the Agent makes written demand therefor.

            (d) Each Lender that is not incorporated or organized in or under the laws of the United States of America or a state thereof (a "Non-U.S. Lender") shall:

                  (i) deliver to the Borrower and the Agent, prior to the first day on which the Borrower is required to make any payments hereunder to such Lender, two copies of either United States Internal Revenue Service Form 1001 or Form 4224 or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement;

                  (ii) deliver to the Borrower and the Agent two further copies of any such form of certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent;

unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Each Non-U.S. Lender that shall become a participant pursuant to Section 9.6 or a Lender pursuant to Section 9.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 3.14(d), provided that in the case of a participant such participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

            (e) The Borrower shall not be required to indemnify any Non-U.S. Lender or the Agent, or to pay any additional amounts to any Non-U.S. Lender or the Agent, in respect of U.S. Federal withholding tax pursuant to paragraph (a) above to the extent that (i) the obligation to withhold amounts with respect to U.S. Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Non-U.S. participant, on the date such participant became a participant hereunder) or as of the date such Non-U.S. Lender changes its applicable Lending Office; provided, however, that this clause (i) shall not apply to the extent that (x) the indemnity payments or additional amounts any Lender (or participant) would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation, transfer or change in Lending Office would have been entitled to receive in the absence of such assignment, participation, transfer or change in Lending Office, or (y) such assignment, participation, transfer or change in Lending Office had been requested by the Borrower, (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender or Non-U.S. participant to comply with the provisions of paragraph (d) above or
(iii) any of the representations or certifications made by a Non-U.S. Lender or Non-U.S. participant pursuant to paragraph (d) above are incorrect at the time a payment hereunder is made, other than by reason of any change in treaty, law or regulation having effect after the date such representations or certifications were made.

            (f) If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder, the relevant Lender or the Agent, as applicable, shall cooperate with the Borrower in challenging such Taxes at the Borrower's expense if so requested by the Borrower in writing. If any Lender or the Agent, as applicable, receives a refund of a Tax for which a payment has been made by the Borrower pursuant to this Agreement, which refund in the good faith judgment of such Lender or Agent, as the case may be, is attributable to such payment made by the Borrower, then the Lender or the Agent, as the case may be, shall reimburse the Borrower for such amount as the Lender or Agent, as the case may be, determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. Neither the Lenders nor the Agent shall be obliged to disclose information regarding its tax affairs or computations to the Borrower in connection with this paragraph (f) or any other provision of this Section 3.14.

            (g) Promptly after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish to each Lender or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Agent.


                                   ARTICLE IV

                     CONDITIONS OF EFFECTIVENESS AND LENDING

      4.1 Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the conditions precedent that:

            (a) The Agent shall have received the following, each dated as of the date hereof (except for the documents referred to in clause (ii)), in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

                  (i) The Notes issued by the Borrower to the order of each Lender;

                  (ii) Copies of the Articles of Incorporation of the Borrower and each Guarantor, certified as of a recent date by the Secretary of State of California;

                  (iii) Copies of the Bylaws of the Borrower and each Guarantor, certified by the Secretary or an Assistant Secretary of such Person;

                  (iv) Copies of resolutions of the Board of Directors or other authorizing documents of the Borrower and each Guarantor, approving the Loan Documents to which such Person is a party and the transactions contemplated thereunder;

                  (v) An incumbency certificate executed by the Secretary or an Assistant Secretary of the Borrower and each Guarantor or equivalent document, certifying the names and signatures of the officers of the Borrower and each Guarantor or other Persons authorized to sign the Loan Documents to which such Person is a party and the other documents to be delivered hereunder;

                  (vi) An executed and completed Notice of Borrowing regarding any Revolving Loans to be made or maintained on the date hereof;

                  (vii) An executed and completed Borrowing Base Certificate;

                  (viii) Executed copies of all Loan Documents; and

                  (ix) A favorable opinion of counsel to the Borrower and each Guarantor, in the form of Exhibit E, and as to such other matters as any Lender may reasonably request.

                  (x) Borrower's projections of its future performance.

            (b) The Borrower shall have paid to the Agent, for distribution (as appropriate) to the Agent and the Lenders, the fees, costs and expenses payable as required in Section 2.3 and Section 9.5, which amounts the Borrower may fund with a Borrowing.

            (c) All corporate and legal proceedings and all instruments and documents in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in content, form and substance to the Agent and its counsel, and each Lender, the Agent and the Agent's counsel shall have received any and all further information and documents which the Agent or such counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

            (d) The Related Transactions shall have closed in a manner and pursuant to documentation in all respects satisfactory to the Agent.

      4.2 Conditions Precedent to Each Borrowing. The obligation of each Lender to make a Loan on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing:

            (a) the following statements shall be true and the Agent shall have received the Notice of Borrowing required by Section 2.1(b) and Section 2.2(b), which notice shall be deemed to be a certification by the Borrower that:

                  (i) the representations and warranties contained in Section
5.1 are correct on and as of the date of such Borrowing as though made on and as of such date, except to the extent that such representations and warranties specifically relate only to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date,

                  (ii) no event has occurred and is continuing, or would result from such Borrowing, which constitutes an Event of Default or Potential Event of Default,

                  (iii) all Loan Documents are in full force and effect, and

                  (iv) based on information available to the Borrower as of the date of such requested Borrowing, the Borrower represents and warrants that (x) the amount of such Borrowing, when added to all Revolving Loans then outstanding, will not exceed the Borrowing Base and (y) the Borrower is, as of the date of such Borrowing, and is projected to be, as of the last day of the next ending Fiscal Quarter, in minimum compliance with each of the covenants set forth in Section 6.2.

            (b) no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of the Loans hereunder.

            (c) As to Borrowings subsequent to the 90th day after the date hereof the Agent's inspection of the Borrower's accounts receivable records at the Borrower's premises shall have been completed and shall have been in all respects satisfactory in form and substance to the Agent.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      5.1 Representations and Warranties. The Borrower represents and warrants as follows:

            (a) Organization. The Borrower and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its formation. The Borrower and each of its Subsidiaries is also duly authorized, qualified and licensed in all applicable jurisdictions, and under all applicable laws, regulations, ordinances or orders of public authorities, to carry on its business in the locations and in the manner presently conducted.

            (b) Authorization. The execution, delivery and performance by the Borrower or other executing Person of the Loan Documents, and the making of Borrowings hereunder, are within the Borrower's or such other Person's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's or such other Person's charter, by-laws or other organizational document or (ii) any law or regulation (including

Regulations G, T, U and X) or any contractual restriction binding on or affecting the Borrower or such other Person, and will not result in the creation of a Lien on any of its properties (other than under a Loan Document).

            (c) Governmental Consents; Regulation. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (except (i) the filing of any necessary financing statements to perfect the Liens granted under the Security Agreement and (ii) routine reports required pursuant to the Securities Exchange Act of 1934, as amended, which reports will be made in the ordinary course of business) is required for the due execution, delivery and performance by the Borrower or other executing Person of the Loan Documents. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (d) Validity. The Loan Documents are the binding obligations of the Borrower or other executing Person, enforceable in accordance with their respective terms; except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

            (e) Financial Condition. The balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1996 and September 30, 1997 and the related statements of income and retained earnings of the Borrower and its consolidated Subsidiaries for the Fiscal Year or Fiscal Quarter (as the case may be) then ended, copies of which have been furnished to each Lender, fairly present the financial condition of the Borrower and its consolidated Subsidiaries as at such dates and the results of the operations of the Borrower and its consolidated Subsidiaries for the respective periods ended on such dates, all in accordance with GAAP, consistently applied, and since September 30, 1997 (subject, in the case of the September 30,1997 financial statements, to year-end audit adjustments and the absence of footnotes) there has been no material adverse change in the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

            (f) Litigation. Except as set forth on Schedule 5.1(f), there is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the consolidated financial condition or operations of the Borrower and its Subsidiaries or which may have a material adverse effect on the Borrower's or another executing Person's ability to perform their respective obligations under the Loan Documents, having regard for their other financial obligations.

            (g) Employee Benefit Plans. The Borrower and each of its ERISA Affiliates is in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan.

            (h) Disclosure. No representation or warranty of the Borrower contained in this Agreement or any other document, certificate or written statement furnished to the Agent or any Lender by or on behalf of the Borrower or any Subsidiary for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Borrower (other than matters of a general economic nature) which materially adversely affects the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Borrower or its Subsidiaries, taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Agent or any Lender for use in connection with the transactions contemplated hereby.

            (i) Margin Stock. No proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

            (j) Environmental Matters. Except as set forth in Schedule 5.1(j), neither the Borrower nor any Subsidiary, nor any of their respective officers, employees, representatives or agents, nor, to the best of their knowledge, any other Person, has treated, stored, processed, discharged, spilled, or otherwise disposed of any substance defined as hazardous or toxic by any applicable federal, state or local law, rule, regulation, order or directive, or any waste or by-product thereof, at any real property or any other facility owned, leased or used by the Borrower or any Subsidiary, in violation of any applicable statutes, regulations, ordinances or directives of any governmental authority or court, which violations may result in liability to the Borrower or any Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $250,000 for all such violations; and the unresolved violations set forth in said Schedule will not result in liability to the Borrower or any Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $250,000 for all such unresolved violations. Except as set forth in said Schedule, no employee or other Person has ever made a claim or demand against the Borrower or any Subsidiary based on alleged damage to health caused by any such hazardous or toxic substance or by any waste or by-product thereof; and the unsatisfied claims or demands against the Borrower or any Subsidiary set forth in said Schedule will not result in uninsured liability to the Borrower or any Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $250,000 for all such unsatisfied claims or demands. Except as set forth in said Schedule, neither the Borrower nor any Subsidiary has been charged by any governmental authority with improperly using, handling, storing, discharging or disposing of any such hazardous or toxic substance or waste or by-product thereof or with causing or permitting any pollution of any body of water; and the outstanding charges set forth in said Schedule will not result in liability to the Borrower or any Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $250,000 for all such outstanding charges.

            (k) Employee Matters. There is no strike or work stoppage in existence or threatened involving the Borrower or its Subsidiaries that may materially adversely affect the consolidated financial condition or operations of the Borrower and its Subsidiaries or that may have a material adverse effect on the Borrower's ability to perform its obligations under the Loan Documents, having regard for its other financial obligations.

                                   ARTICLE VI

                                    COVENANTS

      6.1 Affirmative Covenants. So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, and will cause its Subsidiaries to (unless the Lenders shall otherwise consent in writing as provided in Section 9.1):

            (a) Financial Information. Furnish to each Lender and the Agent:

                  (i) as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of each Fiscal Year and the related consolidated and consolidating statements of income (or comparable statement) and changes in cash flow for such year, setting forth in each case in comparative form the figures as at the end of the previous year as to the balance sheet and the figures for the previous corresponding period as to the other statements, accompanied, with respect to such consolidated statements, by an unqualified report and opinion thereon of independent certified public accountants reasonably acceptable to the Agent; all such financial statements to be complete and correct in all material respects and in accordance with GAAP applied consistently throughout the Fiscal Year (except as approved by such accountants and disclosed therein);

                  (ii) as soon as available, but in any event within forty-five
(45) days after the end of each of the first three Fiscal Quarters of the Borrower, a copy of the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated and consolidating statements of income (or comparable statement) and changes in cash flow for such period and year to date, setting forth in each case in comparative form the figures as at the end of the previous Fiscal Year as to the balance sheet and the figures for the previous corresponding period as to the other statements, certified by a duly authorized officer of the Borrower as being fairly stated in all material respects subject to year end and audit adjustments, all such financial statements to be complete and correct in all material respects and in accordance with GAAP subject to normal year end and audit adjustments and the absence of footnotes, applied consistently throughout the period reflected therein (except as approved by such accountants and disclosed therein);

                  (iii) as soon as available, but in any event within thirty
(30) days after the end of each calendar month, a copy of the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated and consolidating statements of income (or comparable statement) for such month certified by a duly authorized officer of the Borrower as being fairly stated in all material respects subject to normal quarterly, year end and audit adjustments and the absence of footnotes;

                  (iv) together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to subdivisions (i) and (ii) above,
(A) an officer's certificate stating that the signer has reviewed the terms of the Loan Documents and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of the officer's certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto; and (B) a Compliance Certificate in the form of Exhibit F demonstrating in reasonable detail compliance during and at the end of such accounting periods with the each of the covenants and restrictions contained in Section 6.2 as of the end of the fiscal period covered thereby;

                  (v) substantially concurrent with the sending or filing thereof, copies of all reports which the Borrower sends to a majority of its security holders, and copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the S.E.C. or any national securities exchange; and

                  (vi) as soon as available, but in any event within thirty (30) days after the end of each calendar month through March 31, 1999 and thereafter within 30 days after the end of each Fiscal Quarter of the Borrower, a Borrowing Base Certificate in substantially the form of Exhibit J setting forth the calculation of the Borrowing Base, certified by the chief financial officer, corporate controller or treasurer of the Borrower, and an aging of the Borrower's accounts receivable and accounts payable in form and detail acceptable to the Agent.

            (b) Notices and Information. Deliver to the Agent and each Lender:

                  (i) promptly upon any officer of the Borrower obtaining knowledge (A) of any condition or event which constitutes an Event of Default or Potential Event of Default, (B) that any Person has given any notice to the Borrower or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.1(f),
(C) of the institution of any litigation involving an alleged liability (including possible forfeiture of property) of the Borrower or any of its Subsidiaries equal to or greater than $100,000 or any adverse determination in any litigation involving a potential liability of the Borrower or any of its Subsidiaries equal to or greater than $100,000, or (D) of a material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, an officers' certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto;

                  (ii) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any (A) Termination Event, or (B) "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA, in connection with any Employee Benefit Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation with respect thereto;

                  (iii) with reasonable promptness copies of (A) all notices received by the Borrower or any of its ERISA Affiliates of the Pension Benefit Guaranty Corporation's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (B) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan, and (C) all notices received by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

                  (iv) promptly, but in any event within thirty (30) days after receipt thereof, a copy of any notice, summons, citation, directive, letter or other form of communication from any governmental authority or court in any way concerning any action or omission on the part of the Borrower or any of its Subsidiaries in connection with any substance defined as toxic or hazardous by any applicable federal, state or local law, rule, regulation, order or directive or any waste or by-product thereof, or concerning the filing of a Lien upon, against or in connection with the Borrower, its Subsidiaries, or any of their leased or owned real or personal property, in connection with a Hazardous Substance Superfund or a Post-Closure Liability Fund as maintained pursuant to
Section 9507 of the Internal Revenue Code if such act or omission may result in liability in an amount exceeding $100,000 for all such acts or omissions or if any such Lien, together with all other such Liens, is filed upon or against property the fair market value of which exceeds $100,000 in the aggregate; and

                  (v) promptly, but in any event within ten (10) days after request, such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by the Agent or any Lender.

            (c) Corporate Existence, Etc. At all times preserve and keep in full force and effect its and its Subsidiaries' corporate existence and rights and franchises material to its business and those of each of its Subsidiaries; provided, however, that the corporate existence of any such Subsidiary may be terminated if such termination is accomplished in accordance with Section 6.2(j)(i).

            (d) Payment of Taxes and Claims. Pay, and cause each of its Subsidiaries to pay, all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in accordance with GAAP shall have been made therefor.

            (e) Maintenance of Properties; Insurance. Maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in the business of the Borrower and its Subsidiaries and from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. The Borrower will comply with any other insurance requirement set forth in any other Loan Document.

            (f) Inspection. Permit any authorized representatives designated by the Agent or any Lender to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable advance notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

            (g) Compliance with Laws, Etc. Exercise, and cause each of its Subsidiaries to exercise, all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including all environmental laws, rules, regulations and orders, noncompliance with which would materially adversely affect the business, properties, assets, operations, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

            (h) Borrower's Account. Maintain the Borrower's Account at all times with the Agent.

      6.2 Negative Covenants. So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, and will not permit any Subsidiaries to, without the written consent of the Lenders as provided in Section 9.1:

            (a) Consolidated Net Worth. Permit Consolidated Net Worth at any time commencing on March 31, 1999 to be less than an amount equal to 120% of Borrower's Consolidated Net Worth at December 31, 1998 plus (i) 75% of cumulative Consolidated Net Income (but not loss) for each Fiscal Quarter of the Borrower commencing with the Fiscal Quarter ending March 31, 1999, plus (ii) 100% of the Net Proceeds of any Equity Issuance by the Borrower after the date hereof, plus (iii) increases in stockholders' equity upon any conversion of any Subordinated Debt or preferred stock to common stock by any Person after the date hereof.

            (b)   [Intentionally omitted]

            (c) Leverage Ratio. As at the end of any Fiscal Quarter of the Borrower commencing with the Fiscal Quarter of the Borrower ending March 31, 1999, permit the ratio of Consolidated Total Debt as of the Fiscal Quarter of the Borrower then ending to EBITDA as of the Fiscal Quarter of the Borrower then ending to be more than the correlative amount indicated below:


            Fiscal Quarter of the
            Borrower Ending                           Ratio
            ---------------                           -----
            March 31, 1999                            5.00:1.00

            June 30, 1999                             4.75:1.00

            September 30, 1999                        4.50:1.00

            December 31, 1999                         4.25:1.00

            March 31, 2000                            4.00:1.00

            June 30, 2000                             3.75:1.00

            Each Fiscal Quarter Ending                3.50:1.00
            of the Borrower thereafter

            (d) Interest Coverage Ratio. As at the end of any Fiscal Quarter of the Borrower commencing with the Fiscal Quarter of the Borrower ending March 31, 1999, permit the ratio of EBITDA as of the Fiscal Quarter of the Borrower then ending to Interest Expense as of the Fiscal Quarter of the Borrower then ending to be less than the ratio set forth below opposite the Fiscal Quarter of the Borrower in question set forth below (in each case determined based upon the EBITDA and Interest Expense for the Fiscal Quarter of the Borrower in question and the immediately preceding three consecutive Fiscal Quarters of the Borrower):


            Fiscal Quarter of the


            Borrower Ending                           Ratio
            ---------------                           -----
            March 31, 1999                            1.50:1.00

            June 30, 1999                             1.75:1.00

            September 30, 1999                        2.00:1.00

            December 31, 1999                         2.25:1.00

            Each Fiscal Quarter Ending
            of the Borrower thereafter                2.50:1.00

            (e) Minimum EBITDA. Permit EBITDA for any Fiscal Quarter of the Borrower commencing with the Fiscal Quarter of the Borrower ending March 31, 1998 to be less than the amount set forth below under the column headed "Minimum Quarterly EBITDA" immediately opposite the Fiscal Quarter of the Borrower in question or permit EBITDA for any such Fiscal Quarter of the Borrower and the immediately preceding three Fiscal Quarters of the Borrower to be less than the amount set forth below under the column headed "Minimum Rolling Four Quarter EBITDA" opposite the Fiscal Quarter of the Borrower in question:

                                        Minimum           Minimum Rolling
       Fiscal Quarter of the            Quarterly         Four Quarter
       Borrower Ending                  EBITDA            EBITDA
       ---------------                  ------            ------
       March 31, 1998                   $1,000,000        $10,000,000

       June 30, 1998                    $3,500,000        $10,000,000

       September 30, 1998               $3,500,000        $14,000,000

       December 31, 1998                $5,000,000        $20,000,000

       March 31, 1999                   $5,000,000        $22,500,000

       June 30, 1999                    $5,000,000        $25,000,000

       September 30, 1999               $5,000,000        $27,500,000

       Each Fiscal Quarter Ending
       of the Borrower thereafter       $5,000,000        $30,000,000

            (e)(e) Profitability. Shall not have Consolidated Net Income of less than $1.00 for (a) two or more Fiscal Quarters of the Borrower (i) in the 1999 Fiscal Year of the Borrower or (ii) in any four consecutive Fiscal Quarters of the Borrower commencing with the Fiscal Quarter of the Borrower ending March 31, 2000 or (b) any four consecutive Fiscal Quarters of the Borrower commencing with the Fiscal Quarter of the Borrower ending December 31, 1999.

            (f) Liens Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, other than:

                  (i) Permitted Liens;

                  (ii) purchase money Liens upon or in any property acquired, leased or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition or lease of such property, including Capital Leases;

                  (iii) Liens securing Subordinated Debt on the date of this Agreement, subject to the subordination provisions of such Subordinated Debt;

                  (iv) all renewals, refundings, refinancings and extensions of any such Liens described in clauses (i), (ii) and (iii) above; provided that the principal amount secured is not increased and that such Lien is not extended to other property (other than after acquired property of the same type which is already collateral).

            (g) Debt. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Debt, other than:

                  (i) Debt existing on the date hereof and set forth on Schedule 6.2(g);

                  (ii)  Debt owed to the Lenders hereunder;

                  (iii) Debt secured by Liens permitted under Section 6.2(f);

                  (iv) Debt of a wholly-owned Subsidiary of the Borrower to another wholly-owned Subsidiary of the Borrower and Debt of the Borrower to a wholly-owned Subsidiary of the Borrower; provided, however, that the maximum amount of Debt owing by Foreign Subsidiaries to the Borrower or any Guarantor shall not exceed $10,000,000 in the aggregate at any time outstanding;

                  (v)  Contingent Obligations permitted under Section 6.2(l);

                  (vi) Debt not otherwise permitted by clauses (i) through (v) above, not in excess of $1,000,000 in the aggregate at any one time outstanding; and

                  (vii) all renewals, refundings, refinancings or extensions of any such Debt described in clauses (i) and (iii) above, provided that the terms thereof are not materially more burdensome to the Borrower than those set forth in the documents evidencing such Debt as in effect on the date hereof in the case of Debt described in clause (i), and provided, further, that no additional assets (other than after acquired property of the same type which is already collateral) are pledged to secure any renewals, refundings, refinancings or extensions of Debt described in clause (iii); and

                  (viii) Debt under the Senior Unsecured Notes.

            (h) Lease Obligations. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any obligations for the payment of rental for any property under leases or agreements to lease (other than Capital Leases) which would cause the direct or contingent liabilities of the Borrower and its Subsidiaries, on a consolidated basis, in respect of all such obligations to exceed $7,000,000 payable in any Fiscal Year of the Borrower; provided, however, that such amount shall be increased by an amount equal to the periodic increases in rent payable by any of the Borrower or its Subsidiaries under any such leases, which periodic increases shall not exceed more than 5% of the prior rent amount in any Fiscal Year.

            (i) Dividends, etc. Declare or pay any dividends, purchase or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such, or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Borrower, except that the Borrower may (i) declare and deliver dividends and distributions payable in capital stock of the Borrower, and (ii) repurchase its capital stock in connection with any agreement between the Borrower or its Subsidiaries and any officer, director, employee or consultant of the Borrower or its Subsidiaries (other than those with Arthur J. Cormier and John F. Schaefer) entered into in the ordinary course of business wherein the Borrower or its Subsidiary is obligated or entitled to repurchase from such officer, director, employee or consultant such capital stock upon such Person's termination of employment or services with the Borrower; provided that the aggregate repurchases under this clause (ii) shall not exceed $2,000,000 in the aggregate during the term of this Agreement, and except that any wholly-owned Subsidiary of the Borrower may declare and pay cash dividends to the Borrower.

            (j) Consolidation, Merger. Consolidate or merge with any other Person, liquidate, wind-up or dissolve itself or acquire by purchase or otherwise all or substantially all of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person (each, an "Acquisition"), or permit any of its Subsidiaries to do any of the foregoing, except that:

                  (i) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or any wholly-owned Subsidiary of the Borrower or be liquidated, wound up or dissolved, or all or any substantial part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any wholly-owned Subsidiary of the Borrower; provided that, in the case of such a merger or consolidation, the Borrower or such wholly-owned Subsidiary shall be the continuing or surviving corporation in all such cases before and after giving effect to such transaction there exists no Event of Default or Potential Event of Default;

                  (ii) the Borrower may make Consolidated Capital Expenditures permitted under Section 6.2(n);

                  (iii) the Borrower may make Acquisitions not otherwise contemplated by this Section 6.2(j), where the sum of (x) the cash consideration plus (y), the excess, if any, of the book value of the liabilities of the Person being acquired over the book value of the assets of the Person being acquired (each at the time immediately prior to the Acquisition) does not exceed an aggregate amount over the period commencing on the date of this Agreement and ending on the Revolving Maturity Date of $10,000,000; provided that any such Acquisition may only be made if in all cases before and after giving effect to any such Acquisition, (a) there exists no Event of Default or Potential Event of Default and (b) the ratio of Consolidated Total Debt as at the end of the Fiscal Quarter of the Borrower immediately preceding any such Acquisition to EBITDA as at the end of such Fiscal Quarter of the Borrower is less than 3.50:1.00 and such ratio remains less than 3.50:1.00 immediately after any such Acquisition; and

                  (iv) the Borrower may make Investments permitted under Section 6.2(k).

            (k) Investments. Make or permit to remain outstanding, or permit any Subsidiary to make or permit to remain outstanding, any Investment, except that:

                  (i) the Borrower and its Subsidiaries may continue to own Investments existing on the date hereof and set forth on Schedule 6.2(k);

                  (ii) the Borrower and its Subsidiaries may own, purchase or acquire certificates of deposit issued by any Lender, commercial paper rated Moody's P-I, municipal bonds rated Moody's AA or better, direct obligations of the United States of America or its agencies, and obligations guaranteed by the United States of America;

                  (iii) the Borrower may acquire nominal amounts of stock of public corporations, which acquisitions shall not exceed $500,000 in the aggregate during the term of this Agreement;

                  (iv) the Borrower may acquire and own stock, obligations or securities received from customers in connection with debts created in the ordinary course of business owing to the Borrower or a Subsidiary;

                  (v) the Borrower may continue to own the existing capital stock of its Subsidiaries;

                  (vi) the Borrower and its Subsidiaries may make or permit to remain outstanding Investments (whether in the form of loans or capital contributions) within the limits permitted under Section 6.2(g)(iv); and

                  (vii) the Borrower may make any Acquisition permitted by
Section 6.2(j).

            (l) Contingent Obligations. Create or become or remain liable, or permit any of its Subsidiaries to create or become or remain liable, with respect to any Contingent Obligation, except that:

                  (i) the Borrower or its Subsidiaries may remain liable with respect to Contingent Obligations existing on the date hereof and set forth on
Schedule 6.2(l);

                  (ii) the Borrower may enter into Interest Rate Agreements and Currency Agreements that are not speculative in nature; and

                  (iii) the Borrower or its Subsidiaries may endorse negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

            (m) Asset Sales. Convey, sell, lease, transfer or otherwise dispose of, or permit any Subsidiary to convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, (i) all or any part of its or its Subsidiary's business, property or fixed assets outside of the ordinary course of business, whether now owned or hereafter acquired, or (ii) any capital stock or debt of any of its Subsidiaries, except:

                  (i) the Borrower may convey, sell, lease, transfer or otherwise dispose of business, property or fixed assets the fair market value of which does not exceed $250,000 in the aggregate in any Fiscal Year; and

                  (ii) the Borrower or its Subsidiaries may convey, sell, lease, transfer of otherwise dispose of obsolete or worn out assets.

            (n) Consolidated Capital Expenditures. Commencing 1998 make, or permit any Subsidiary to make, Consolidated Capital Expenditures in excess of
(a) if and so long as Borrower maintains a ratio of Consolidated Total Debt to EBITDA of less than 3.5:1.0 as of the endings of Fiscal Quarters of the Borrower, in each case determined on the basis of the Consolidated Total Debt and EBITDA for the Fiscal Quarter of the Borrower in question and for the immediately preceding three consecutive Fiscal Quarters of the Borrower, $10,000,000 in any Fiscal Year of the Borrower and (b) so long as such ratio is 3.5:1.0 or greater, $2,000,000 in each Fiscal Quarter of the Borrower; provided that the Borrower may carry over up to 50% of the Consolidated Capital Expenditures permitted hereunder but not made in any Fiscal Year to the next succeeding Fiscal Year so long as the Borrower is and, as a result of making such additional Consolidated Capital Expenditures in such succeeding Fiscal Year would remain, in compliance with each of the other financial covenants set forth in Section 6.2.

            (o) Transactions with Shareholders and Affiliates. Enter into, or permit any of its Subsidiaries to enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity securities of the Borrower, or with any Affiliate of the Borrower or any such holder, on terms that (when taken in the light of any related or series of transactions of which such transaction is a part (if any)) are less favorable to the Borrower or any such Subsidiary than those which might be obtained at the time from Persons who are not such a holder or Affiliate.

            (p) Agreements Restricting Payment of Dividends. Permit any of its Subsidiaries to enter into any agreement restricting the ability of such Subsidiary to declare, order, pay or make or set apart any sum for any dividends or other distributions or repayment of intercompany Debt on account of any shares of any class of its stock.

            (q) Restrictive Agreements. Agree with any Person, or permit any of its Subsidiaries to agree with any Person, that the Borrower or such Subsidiary will not create, incur or suffer to exist any Liens on its properties.

            (r) Payments on Debt under the Senior Unsecured Notes and Subordinated Debt. (i) Declare, order or pay, or permit any of its Subsidiaries to declare, order or pay, any amount of principal of, premium, if any, liquidated damages or interest on, or redeem, purchase or retire or make any sinking fund or similar payment, or permit any of its Subsidiaries to do any of the foregoing, with respect to any Subordinated Debt (including any Subordinated Debt listed in Schedule 6.2(g)) or the Senior Unsecured Notes, except that the Borrower may make scheduled payments of interest on the Senior Unsecured Notes, provided, that no Event of Default or Potential Event of Default has occurred and is continuing, or would result from such payment; or (ii) amend the terms of any agreement relating to Subordinated Debt or the Senior Unsecured Notes, including without limitation the Indenture, except that the Borrower and any of its Subsidiaries may amend the terms of any Subordinated Debt so long as such amendment does not impose any additional obligations or liabilities on the Borrower or any of its Subsidiaries or impair the rights or benefits of the Agent or the Lenders contained therein or amend any of the subordination provisions thereof or (iii) except as prohibited hereby fail to comply with the terms and conditions of or governing (x) the Subordinated Debt or (y) the Senior Unsecured Notes, including without limitation the Indenture.

            (s) Sales and Lease-Backs. Become or remain liable, or permit any of its Subsidiaries to become or remain liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which the Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person or (ii) which the Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to any Person in connection with such lease; provided that the Borrower and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that the Borrower or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease under Section 6.2(h).

            (t) Conduct of Business. Engage, or permit any of its Subsidiaries to engage, in any business other than (i) the business engaged in by the Borrower and its Subsidiaries on the date of this Agreement and similar or related businesses, and (ii) such other lines of business as may be consented to by the Lenders as provided in Section 9.1.

            (u) Fiscal Year. Change its fiscal year-end from December 31.

            (v) New Subsidiaries. Create any new Subsidiaries (including any new Subsidiaries created in connection with an Acquisition permitted pursuant to
Section 6.2(j)) unless, in the case of any Subsidiary that is not a Foreign Subsidiary, such Subsidiary executes and delivers to the Agent, for the benefit of the Lenders, a Subsidiary Guaranty of the Obligations in substantially the form of Exhibit G attached hereto, and a Subsidiary Security Agreement in substantially the form of Exhibit H attached hereto, with respect to all of its assets, and the parent of such Subsidiary grants to the Agent for the benefit of the Lenders a first priority, perfected pledge of all of the capital stock of such Subsidiary (but limited to 65% of Foreign Subsidiaries if the Agent receives evidence satisfactory to it that a pledge of greater than 65% would have material adverse tax consequences).

            (w) Investments in Foreign Subsidiaries. Make, or permit any Subsidiary to make, any Investment in any Foreign Subsidiary if, after giving effect to such Investment, the Borrower's aggregate Investment in all Foreign Subsidiaries would be in excess of 20% of the Borrower's consolidated total assets (determined in accordance with GAAP).


                                   ARTICLE VII

                                EVENTS OF DEFAULT

       7.1 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) The Borrower shall fail to pay (i) any installment of principal when due hereunder, (ii) any installment of interest when due hereunder or (iii) any other amount payable hereunder on the date when due and (in the case of this clause (a)(iii)) such failure shall continue for three Business Days; or

            (b) Any representation or warranty made by the Borrower herein or by the Borrower or any Guarantor (or any of their respective officers) in connection with this Agreement or the other Loan Documents to which such person is a party shall prove to have been incorrect in any material respect when made; or

            (c) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 3.1, 6.1(b)(i)(A), (b)(i)(B), (c), (f) or 6.2 on its part to be performed or observed; or

            (d) The Borrower or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Loan Document to which such Person is a party other than those referred to in Sections 7.1(a), (b), and (c) above on its part to be performed or observed and any such failure shall remain unremedied or uncured for thirty (30) days after the Borrower or such Guarantor (as the case may be) knows of such failure; or

            (e) The Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any Loan Document other than this Agreement and such default shall not have been remedied or waived within any applicable grace period; or

            (f) The Borrower or any of its Subsidiaries shall (A) fail to pay any principal of, or premium or interest on, any Debt, the aggregate outstanding principal amount of which is at least $250,000 (excluding Debt evidenced by the Notes), when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or (B) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Debt; or

            (g) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) and (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) equal to or greater than $500,000 and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

            (i) (i) The Borrower or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Internal Revenue Code, the Borrower or any of its ERISA Affiliates is required to pay as contributions thereto;

                  (ii) any accumulated funding deficiency shall occur or exist, whether or not waived, with respect to any Pension Plan;

                  (iii) the Borrower or any of its ERISA Affiliates shall enter into any transaction which has as its principal purpose the evasion of liability under Subtitle D of Title IV of ERISA;

                  (iv) (A) Any Pension Plan maintained by the Borrower or any of its ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA, or (B) a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan, or (C) the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or (D) the Borrower or any of its ERISA Affiliates shall withdraw (under
Section 4063 of ERISA) from a Pension Plan, if as of the date of the event listed in subclauses (A)-(D) above or any subsequent date, the Borrower or its ERISA Affiliates has any liability (such liability to include any liability to the Pension Benefit Guaranty Corporation, or any successor thereto, or to any other party under Sections 4062, 4063 or 4064 of ERISA or any other provision of law) resulting from or otherwise associated with the events listed in subclauses
(A)-(D) above; or

                  (v) As used in this Section 7.1(i) the term "accumulated funding deficiency" has the meaning specified in Section 412 of the Internal Revenue Code, and the terms "actuarial present value" and "benefit liabilities' have the meanings specified in Section 4001 of ERISA; or

            (j) Any Change in Control shall occur;

THEN, (i) upon the occurrence of any Event of Default described in clause (g) above, the Commitments shall immediately terminate and all Loans hereunder with accrued interest thereon, and all other amounts owing under this Agreement, the Notes and the other Loan Documents shall automatically become due and payable; and (ii) upon the occurrence of any other Event of Default, the Agent shall at the request, or may with the consent, of the Requisite Lenders, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate, and/or, by notice to the Borrower, declare the Loans hereunder, with accrued interest thereon, and all other amounts owing under this Agreement, the

Notes and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable and the Agent may exercise any and all rights and remedies available at law or in equity and/or under any of the Loan Documents. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                                  ARTICLE VIII

                                    THE AGENT

      8.1 Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that Agent shall not be required to take any action which is contrary to this Agreement or any other Loan Document or applicable law; provided, further, that the Agent shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action. The Agent shall promptly furnish to each Lender copies of all material documents, reports, certificates, financial statements and notices furnished to the Agent by the Borrower; provided, however, that the Agent shall not be liable to any Lender for its failure to provide copies of such material documents, reports, certificates, financial statements and notices unless such failure constitutes gross negligence or willful misconduct by the Agent.

      8.2 Agent's Reliance, etc. Neither the Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken under or in connection with this Agreement, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible to any Lender for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Without limitation of the generality of the foregoing, the
Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by the Borrower in or in connection with this Agreement;
(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

      8.3 The Agent and Affiliates. With respect to its Commitment, the Loans made by it and the Note issued to it, the Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though the Agent were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its subsidiaries and any Person who may do business with or own securities of the Borrower or any such subsidiary, all as if it were not the Agent and without any duty to account therefor to the Lenders.

      8.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 5.1(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, except as to the delivery of documents required to be delivered to each Lender pursuant to the terms hereof, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

      8.5 Indemnification. Without limiting the obligations of the Borrower hereunder, the Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower or any Guarantor), ratably according to the respective principal amounts outstanding under the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, but subject to the proviso to the preceding sentence each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including counsel fees and out-of-pocket expenses) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower or any Guarantor.

      8.6 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Borrower and the Lenders and may be removed at any time with or without cause by the Requisite Lenders. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Requisite Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                                   ARTICLE IX

                                  MISCELLANEOUS

      9.1 Amendments, etc. No amendment or waiver of any provision of the Loan Documents nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Lenders having at least 51% of the sum of (x) the aggregate principal amount of Loans outstanding and (y) the aggregate principal amount of the unused portion of the Revolving Commitment; and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Sections 4.1 and
4.2 or modify Section 9.7, (b) increase the Commitments of the Lenders, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment (including any mandatory prepayment pursuant to Section 2.4) of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder (f) release any Guarantor or release any material portion of the Collateral, or (g) amend this Section 9.1; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

      9.2 Notices, etc. Except as otherwise set forth in this Agreement, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex or facsimile communication) and mailed or telegraphed or telexed or sent by facsimile or delivered, if to the Borrower, at its address set forth on the signature page hereof; and if to any Lender or the Agent, at its address set forth on the signature page hereof; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective three (3) Business Days after deposit in the U.S mail, postage prepaid, when sent by telex or sent by facsimile, or when delivered, respectively, except that notices and communications to the Agent pursuant to Article II or VII shall not be effective until received by the Agent.

      9.3 Right of Setoff; Deposit Accounts. Upon and after the occurrence of any Event of Default, each Lender is hereby authorized by the Borrower, at any time and from time to time, without notice, (a) to set off against, and to appropriate and apply to the payment of, the obligations and liabilities of the Borrower under the Loan Documents (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts owing by such Lender to the Borrower (whether payable in Dollars or any other currency, whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as such Lender in its sole discretion may elect. The Borrower hereby grants to each Lender a security interest in all deposits and accounts maintained with that Lender. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

      9.4 No Waiver; Remedies. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      9.5 Costs and Expenses. The Borrower agrees to pay on demand all reasonable fees and out-of-pocket costs and expenses of the Agent (including the fees and out-of-pocket expenses of local or foreign counsel) in connection with the preparation, amendment, or modification of the Loan Documents. The Borrower agrees to pay on demand all fees and out-of-pocket costs and expenses of the Agent and each Lender (including the fees and out-of-pocket expenses of local or foreign counsel) in connection with the enforcement (including in appellate, bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings) or restructuring of the Loan Documents or "work-out" of the Obligations whether or not such work-out or restructuring is consummated.

      9.6 Additional Lenders; Assignments; Participations.

            (a) Any Lender may assign, from time to time, all or any portion of its Commitments or its Loans and its Notes to an Affiliate of that Lender or to a Federal Reserve Bank or, subject to the prior written approval of the Borrower (which approval will not be unreasonably withheld or delayed and may be evidenced by the Borrower's execution of an Assignment Agreement), to any other financial institution or any fund that is regularly engaged in making, purchasing or investing in loans reasonably acceptable to the Agent, by executing and delivering an Assignment Agreement in substantially the form of Exhibit I annexed hereto, provided the assigning Lender or the assignee has paid to the Agent a registration and processing fee in the amount of $2,500. From and after the effective date of such assignment (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it (other than to an Affiliate or to a Federal Reserve Bank), relinquish its rights and be released from its obligations under this Agreement (other than pursuant to Section 9.6(e)), and, in the case of an assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto, subject to its continuing obligations under Section 9.6(e) (other than to an Affiliate or to a Federal Reserve Bank). The Commitments hereunder and Annex I hereto shall be modified to reflect the Commitment of such assignee as provided in Section 9.6(f) and (g), and, if any such assignment occurs while any Notes are outstanding, new Notes shall, upon the surrender of the assigning Lender's Notes, be issued to such assignee and to the assigning Lender as necessary to reflect the new Commitments of the assigning Lender and of its assignee.

            (b) Each Lender may sell, negotiate or grant participations to other financial institutions in all or part of the obligations of the Borrower outstanding under the Loan Documents, without notice to or the approval of the Agent or the Borrower; provided that any such sale, negotiation or participation shall be in compliance with the applicable federal and state securities laws and the other requirements of this Section 9.6. No participant shall constitute a "Lender" under any Loan Document, and the Borrower shall continue to deal solely and directly with the Agent and the Lenders.

            (c) Each Lender may disclose to any proposed assignee or participant any information relating to the Borrower or any of its Subsidiaries; provided, that prior to such disclosure such proposed assignee or participant shall have agreed in writing to keep any such information confidential substantially on the terms of Section 9.6(e).

            (d) The grant of a participation interest shall be on such terms as the granting Lender determines are appropriate, provided only that (i) the holder of such a participation interest shall not have any of the rights of a Lender under this Agreement except, if the participation agreement so provides, rights to demand the payment of costs of the type described in Article III, to the extent that the grantor of the participation would otherwise be entitled to demand such payments, and rights to receive information provided by the Borrower from time to time pursuant to Sections 6.1 (a) and (b) hereof, (ii) the consent of the holder of such a participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those that
(A) increase the amount of the Commitments, (B) extend the term of the Commitments in which such participant participates, (C) decrease the rate of interest or the amount of any fee or any other amount payable to the Lenders under the Loan Documents in which such participant participates, (D) reduce the principal amount payable under the Loan

Documents in which such participant participates, or (E) extend the date fixed for the payment of principal or interest or any other amount payable under the Loan Documents in which such participant participates, and (iii) no Lender shall grant participation interests to more than 2 additional financial institutions.

            (e) Each Lender understands that some of the information and documents furnished to it pursuant to this Agreement may be confidential and each Lender agrees that it will keep all non-public information, documents and agreements so furnished to it (and identified as confidential) confidential in accordance with its customary procedures and will make no disclosure to other Persons of such information or agreements until it shall have become public, except (i) to the extent required in connection with matters involving operations under or enforcement or amendment of the Loan Documents; (ii) to such Lender's examiners and auditors or in accordance with such Lender's obligations under law or regulations or pursuant to subpoenas or other process to make information available to governmental agencies and examiners or to others; (iii) to any corporate parent of any Lender so long as such parent agrees to accept such information or agreement subject to the restrictions provided in this
Section 9.6(e); (iv) to any participant bank or trust company of any Lender so long as such participant shares the corporate parent with such Lender and agrees to keep such information, documents or agreement confidential in accordance with the restrictions provided in this Section 9.6(e); (v) to the Agent or to any other Lender and their respective counsel and other professional advisors and to its own counsel and professional advisors so long as such Persons are instructed to keep such information confidential in accordance with the provisions of this
Section 9.6(e); (vi) to proposed assignees and participants in accordance with
Section 9.6(c); and (vii) with the prior written consent of the Borrower.

            (f) The Agent, on behalf of the Borrower, shall maintain at the address of the Agent specified herein (or at such other address as may be designated by the Agent from time to time in accordance with Section 9.2) a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of and principal amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (g) Upon its receipt of an Assignment Agreement executed by an assigning Lender and its assignee (and consented to by the Borrower (such consent not to be unreasonably withheld)) together with payment to the Agent of the registration and processing fee described in Section 9.6(a), the Agent shall record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. Immediately upon the recordation of such information in the Register, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the assignee and the resulting adjustment of the Commitments arising therefrom, and (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights of a Lender under the Loan Documents and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under the Loan Documents. The Commitment allocated to each assignee shall reduce such Commitments of the assigning Lender pro tanto.

      9.7 Effectiveness; Binding Effect; Governing Law. This Agreement shall become effective when it shall have been executed by the Borrower, the Agent and each Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of any Agent and all of the Lenders. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW DOCTRINE.

      9.8 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS

BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      9.9 Waiver of Jury Trial. THE AGENT AND THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

      9.10 Entire Agreement. This Agreement with Exhibits and Schedules and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

      9.11 Separability of Provisions. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      9.12 Obligations Several. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity.

      9.13 Survival of Certain Agreements. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrower set forth in Sections 3.6, 3.7, 3.11, 3.14 and 9.5 and the agreements of the Lenders set forth in Sections 3.9, 3.10, 8.2, 8.5 and 9.3 shall survive the payment of the Loans and the Notes and the termination of this Agreement.

      9.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals.

      9.15 Intercreditor Agreements with Customers. The Agent shall on behalf of the Lenders at the request of the Borrower from time to time enter into intercreditor agreements with the customers of the Borrower who have made advance deposits for the purchase of inventory. Such agreements shall: (i) be in a form acceptable to the Agent in the exercise of its reasonable commercial judgment; (ii) permit the Borrower to deposit the customer's advance into a separate deposit account which will be subject to a security interest solely in favor of such customer; (iii) permit such customer to have a first priority perfected security interest in the inventory purchased with such customer's deposit; and (iv) include such other terms as are mutually agreeable.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                               PHASE METRICS, INC.


                               By: /s/ R. J. Saunders
                                   ----------------------------------------
                                   Title: Vice President - Finance

                               Address:
                               10260 Sorrento Valley Road
                               San Diego, California  92121
                               Telephone: (619) 646-4850
                               Telecopier: (619) 646-4990

                               Attention: R. Joseph Saunders


                               THE AGENT:

                               FLEET NATIONAL BANK


                               By: /s/ Fleet National Bank
                                   -----------------------------------------
                                   Title: Vice President

                               Address:

                               One Federal Street
                               Boston, Massachusetts  02110
                               Mail Stop: MA OF DO7A
                               Telephone: (617) 346-0029
                               Telecopier: (617) 346-1633

                               Attention: Mathew Glauninger (credit matters)
                               Attention: Kathy Connell (operations matters)

                               THE LENDERS:

                               FLEET NATIONAL BANK



                               By: /s/ Fleet National Bank
                                   -----------------------------------------
                                   Title: Vice President

                               Address:

                               One Federal Street
                               Boston, Massachusetts  02110
                               Mail Stop: MA OF DO7A
                               Telephone: (617) 346-0029
                               Telecopier: (617) 346-1633

                               Attention: Mathew Glauninger (credit matters)
                               Attention: Kathy Connell (operations matters)


                               IMPERIAL BANK


                               By: /s/ Imperial Bank
                                   -----------------------------------------
                                   Title:

                               Address:

                               701 B Street, 6th Fl.
                               San Diego, California  92101
                               Telephone: (619) 338-1501
                               Telecopier: (619) 234-2234

                               Attention: Steven Cusato

                                     ANNEX I

Lender                                                    Revolving Commitment
------                                                    --------------------
Fleet National Bank                                            $12,500,000

Imperial Bank                                                  $12,500,000


Total                                                          $25,000,000
-----                                                          -----------

                                    EXHIBIT A

                               PHASE METRICS, INC.

                            REVOLVING PROMISSORY NOTE

                                                           San Diego, California
$______________________                                    ________________,____

      FOR VALUE RECEIVED, PHASE METRICS, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of ________________________ (the "Lender") the principal amount of _______________($____________) or, if less, the aggregate amount of Revolving Loans (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the Credit Agreement referred to below and outstanding on the Revolving Maturity Date (as defined in the Credit Agreement referred to below) which shall be paid on the Revolving Maturity Date. This Note amends and restates that certain revolving promissory note of the Borrower payable to the order of the Lender dated December 4, 1996.

      The Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement.

      All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Agent described in the Credit Agreement. Until notified of the transfer of this Note, the Borrower shall be entitled to deem the Lender or such person who has been so identified by the transferor in writing to the Borrower as the holder of this Note, as the owner and holder of this Note. Each of the Lender and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid on the schedule attached hereto, if any; provided, however, that the failure to make notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payments of principal or interest on this Note.

      This Note is referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of January 30, 1998, as same may hereafter be amended, restated or modified (the "Credit Agreement") among the Borrower, the financial institutions named therein and Fleet National Bank, as Agent. The Credit Agreement, among other things, (i) provides for the making of advances (the "Loans") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Loan being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.


                                     -A-2-

      The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

      No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

      The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees and the out-of-pocket expenses of counsel, incurred in the collection and enforcement of this Note. The Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

      This Note shall be governed by, and construed in accordance with, the laws of the state of New York without giving effect to its choice of law doctrine.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the date and the place first above written.

                                          Phase Metrics, Inc.


                                          By
                                            ------------------------------------

                                          Title
                                               ---------------------------------


                                     -A-3-

                                  TRANSACTIONS
                                     ON NOTE

    Date       Amount     Amount   Principal  Interest   Interest     Notation
              of Loan       of       Balance    Paid       Paid        Made by
                Made    Principal                         Through
                           Paid

                                    EXHIBIT B

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT C
                          [FORM OF NOTICE OF BORROWING]

                               NOTICE OF BORROWING

      Pursuant to that certain Amended and Restated Credit Agreement dated as of January 30, 1998, as amended, restated or otherwise modified to the date hereof (said Amended and Restated Credit Agreement, as so amended, restated or otherwise modified, being the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Phase Metrics, Inc., a Delaware corporation, (the "Borrower"), the financial institutions listed therein as Lenders ("Lenders") and Fleet National Bank, as Agent ("Agent"), this represents Borrower's request to borrow on _________________, 199_ from Lenders, in accordance with their respective commitment, $___________________ in Revolving Loans as [Prime/LIBO] Rate Loans. [The initial Interest Period for such Loans is requested to be a _______________ month period.] The proceeds of such Loans are to be deposited in the Borrower's Account.

      The undersigned officer, to the best of his knowledge, on behalf of the Borrower, certifies that:

      (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

      (ii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default;

      (iii) All Loan Documents are in full force and effect; and

      (iv) Based on information available to the Borrower as of the date of such requested Borrowing, the Borrower represents and warrants that (x) the amount of such Borrowing, when added to all Revolving Loans then outstanding, will not exceed the Borrowing Base and (y) the Borrower is, as of the date of the Borrowing, and is projected to be, as of the last day of the next ending Fiscal Quarter, in minimum compliance with the financial covenants and other restrictions as set forth in Section 6.2.

                                     -C-1-

DATED:
      --------------------------

                                    PHASE METRICS, INC.


                                    By
                                       -----------------------------------------
                                    Title
                                         ---------------------------------------

                                     -C-2-

                                    EXHIBIT D
                   [FORM OF NOTICE OF CONVERSION/CONTINUATION]

                        NOTICE OF CONVERSION/CONTINUATION

      Pursuant to that certain Amended and Restated Credit Agreement dated as of January 30, 1998, as amended, restated or otherwise modified to the date hereof (said Amended and Restated Credit Agreement, as so amended, restated or otherwise modified, being the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Phase Metrics, Inc., a Delaware corporation (the "Borrower"), the financial institutions listed therein as Lenders and Fleet National Bank, as Agent, this represents the Borrower's request to [Select A or B with appropriate insertions and deletions: [A: convert $_________ principal amount of presently outstanding Revolving Loans that are [Prime/LIBO] Rate Loans [having an Interest Period that expires on ___________________ 199_] to [Prime/LIBO] Rate Loans on ___________________ 199_. [The initial Interest Period for such [LIBO] Rate Loans is requested to be a ________________ month period.] [B: continue as [LIBO] Rate Loans $_______________ in principal amount of presently outstanding Revolving Loans having an Interest Period that expires on ____________ 199_. The Interest Period for such [LIBO] Rate Loans commencing on ____________ 199_ is requested to be a ____________ month period.]

      [For Conversions to or Continuations of LIBO Rate Loans Only: The undersigned officer, to the best of his/her knowledge, on behalf of the Borrower, certifies that no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement.]

DATED:
      --------------------------

                                    PHASE METRICS, INC.


                                    By
                                       -----------------------------------------
                                    Title
                                         ---------------------------------------

                                     -D-1-

                                    EXHIBIT E

                 [Letterhead of Brobeck Phleger & Harrison LLP]

                                [TO BE PROVIDED]


                                     -E-1-

                                    EXHIBIT F

                        [FORM OF COMPLIANCE CERTIFICATE]
                             COMPLIANCE CERTIFICATE

I. This Compliance Certificate ("Compliance Certificate") is executed and delivered by Phase Metrics, Inc., a Delaware corporation (the "Borrower") to Fleet National Bank (the "Agent") pursuant to Section 6.1(a)(iv)(B) of the Amended and Restated Credit Agreement dated as of January 30, 1998 among the Borrower, the financial institutions named therein, and the Agent (the "Credit Agreement"). Any terms used herein and not defined herein shall have the meanings defined in the Credit Agreement. This Compliance Certificate covers the
Borrower's:

            Fiscal Quarter ended ______________, 19__
            Fiscal Year ended ______________, 19__

        The following paragraphs set forth calculations in compliance with obligations pursuant to Section 6.2(a), (c), (d), (e), (e)(e), (g), (h), (j),
(m) and (n) of the Credit Agreement, as of the end of the appropriate fiscal period set forth in paragraph 1 hereof.

      A. Consolidated Net Worth (Sec. 6.2(a)) - March 31, 1999 and thereafter:

            1.   Consolidated Net Worth                   $ ___________

            2.   (a)   Consolidated Net Worth at
                       12/31/98 x 120% =                  $ ___________
                 (b)   75% of cumulative Consolidated
                       Net Income for each Fiscal
                       Quarter of the Borrower
                       commencing with the Fiscal         $ ___________
                       Quarter ending March 31, 1999
                 (c)   100% of the Net Proceeds of any
                       Equity Issuance by the Borrower    $ ___________
                       after the date of the Credit
                       Agreement
                 (d)   100% of the increase in
                       shareholders' equity as a result
                       of any conversion of Subordinated  $_____________
                       Debt to capital stock

            3.         (a)+(b)+(c)+(d)                    $_____________

                       Required:  1 > 3                   $_____________

                                     -F-1-

      B.    [Intentionally Omitted]

      C.    Leverage Ratio (Sec. 6.2(c)) - March 31, 1999 and thereafter:

            (a)  Consolidated Total Debt                  $_____________

            (b)  EBITDA                                   $_____________

                 Ratio (a) to (b)                         ______________

                 Maximum Permitted Ratio                  ______________

      D. Interest Coverage Ratio (Sec. 6.2(d)) - March 31, 1999 and thereafter:

            (a)  EBITDA                                   $_____________

            (b)  Interest Expense                         $_____________

                 Ratio (a) to (b)                         ______________

                 Minimum Permitted Ratio                  ______________

      E.    Minimum EBITDA (Sec. 6.2(e)) - March 31, 1998 and thereafter:

                 Required > $__________ for Fiscal
                 Quarter in question; and > $__________   $_____________
                 for Fiscal Quarter in question and 3      Fiscal Quarter
                 preceding Fiscal Quarters                $_____________
                                                           4 Fiscal Quarters
      E.E. Minimum Profitability (Sec. 6.2 (e)(e)) - 1999 and thereafter Fiscal Quarters only:

                 Consolidated Net Income

                 (a)  for most recent Fiscal Quarter      $_____________

                 (b)  immediately preceding Fiscal        $_____________
                      Quarter

                 (c)  2nd preceding Fiscal Quarter        $_____________

                 (d)  third preceding Fiscal Quarter      $_____________

      F.    Debt (Sec. 6.2(g):

                                     -F-2-

                 Debt from Foreign Subsidiaries
                 Permitted: <  $10,000,000                $_____________

      G.    Lease Obligations (Sec. 6.2(h)):

                 Operating Lease Obligations of the
                 Borrower and subsidiaries in the
                 current Fiscal Year                      $_____________

                 Required: < $7,000,000 indexed </= 5%
                 per year


      H.    Acquisitions (Sec. 6.2(j)):

            (a)  Cash consideration for
                 Acquisitions made                        $_____________

            (b)  Book value of liabilities acquired       $_____________

            (c)  Book value of assets acquired            $_____________

            (d)  $10,000,000
                 Required:  (a)+absolute value of
                   [(b)-(c)] < (d)

                 Permitted:  Aggregate $10,000,000 if in
                 compliance with (j) below

            (e)  Consolidated Total Debt at most recent
                 Fiscal Quarter ending                    $____________

            (f)  EBITDA at most recent Fiscal Quarter     $____________
                 ending

            (g)  Ratio (e) to (f)                         ___:1.00

            (h)  Consolidated Total Debt after            $____________
                 Acquisition

            (i)  EBITDA after Acquisition                 $____________

            (j)  Ratio (h) to (i)                         ___:1.00
                 Required (g) and (j) < 3.50:1.00


                                     -F-3-

      I.    Asset Sales (Sec. 6.2(m)):

                 Fair market value of assets sold in
                 current Fiscal Year                      $_____________
                 Permitted:  < $250,000


      J.    Consolidated Capital Expenditures (Sec. 6.2(n)):

            (a)  So long as rolling 4-Fiscal Quarter Ratio of
                 Consolidated Total Debt to EBITDA is < 3.5:1.0:
                 Consolidated Capital Expenditures
                 of the Borrower and its Subsidiaries for
                 the current Fiscal Year                  $_____________
                 Permitted:  $10,000,000 in each Fiscal
                             Year plus unused permitted
                             carryover from previous
                             Fiscal Year ($_____)

            (b)  If said ratio is 3.5:1.0 or greater:
                 Consolidated Capital Expenditures of
                 the Borrower for the current Fiscal
                 Quarter                                  $_____________
                 Permitted:  $2,000,000 plus unused
                             permitted carryover from
                             previous Fiscal Year
                             ($____)

      3. The undersigned agrees to furnish to the Administrative Agent, promptly upon the request of any Lender, any additional information regarding the calculations set forth in this Compliance Certificate.

      4. The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the fiscal period covered by this Compliance Certificate. The undersigned does not (either as a result of such review or otherwise) have any knowledge of the existence as of the date of this Compliance Certificate of

                                     -F-4-
any condition or event that constitutes an Event of Default or a Potential Event of Default, with the exception set forth below in response to which the Borrower is taking or proposes to take the following actions (if none, so state):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      5. This Compliance Certificate is executed on ______________________ by the Chief Executive Officer, Chief Financial Officer, Treasurer or Controller of the Borrower. The undersigned hereby certifies on behalf of the Borrower that each and every matter contained herein is derived from the Borrower's books and records and is, to the best knowledge of the undersigned, true and correct.

                                    PHASE METRICS, INC.
                                    a Delaware corporation


                                    By:
                                        ---------------------------------------
                                    Title:
                                         ---------------------------------------

                                     -F-5-

                                    EXHIBIT G

                                FORM OF GUARANTY



      This GUARANTY is entered into as of ___________, ____ by ________________
("Guarantor"), in favor of and for the benefit of Fleet National Bank, as administrative agent for the Lenders (as hereinafter defined) ("Administrative Agent") party to the Credit Agreement (as hereinafter defined).

                                    RECITALS

      A. Phase Metrics, Inc., a [California corporation] [a Delaware corporation and the successor by merger to Phase Metrics, Inc., a California corporation] (the "Borrower"), certain financial institutions (each, a "Lender" and collectively, the "Lenders"), [DLJ Capital Funding, Inc., as Syndication Agent] and Fleet National Bank, as Administrative Agent for the Lenders, have entered into a Credit Agreement dated as of [December 4, 1996] (said Credit Agreement, as it may hereafter be amended from time to time, being the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined), pursuant to which the Administrative Agent and the Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to the Borrower.

      B. Guarantor is a wholly-owned subsidiary of the Borrower. It is a condition of the Credit Agreement that the Borrower will cause Guarantor to enter into a Guaranty guaranteeing the obligations of the Borrower under the Credit Agreement, and a Security Agreement granting to the Administrative Agent a security interest in all of Guarantor's assets.

      C. It is in Guarantor's best interest that the Lenders agree to continue to extend credit to the Borrower, in order that the Borrower can advance funds to Guarantor, and in order that the Borrower remains a viable corporation which has the financial ability to provide operational and other support to Guarantor. Accordingly, Guarantor desires to guaranty all of the obligations of the Borrower under the Credit Agreement and to undertake the obligations contemplated by this Agreement.

      NOW, THEREFORE, based upon the foregoing and in order to induce Lenders and Administrative Agent to continue to make credit available to the Borrower, Guarantor hereby agrees as follows:

SECTION 1.  DEFINITIONS

      1.1. Certain Defined Terms. As used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:


                                     -G-1-

      "Guarantied Obligations" has the meaning assigned to that term in subsection 2.1.

      "Guaranty" means this Guaranty dated as of December 1996 as it may be amended, supplemented or otherwise modified from time to time.

      "Payment in full", "paid in full" or any similar term means payment in full in cash of the Guarantied Obligations including, without limitation, all principal, interest, costs, fees and expenses (including, without limitation, legal fees and expenses) of Lenders and Administrative Agent as required under the Loan Documents.

       1.2. Interpretation.

            (a) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

            (b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Credit Agreement, the terms, conditions and provisions of this Guaranty shall prevail.

SECTION 2.  THE GUARANTY

       2.1. Guaranty of the Guarantied Obligations. Subject to the provisions of subsection 2.2(a), Guarantor hereby irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)). The term "Guarantied Obligations" is used herein in its most comprehensive sense and includes:

            (a) any and all Obligations of the Borrower and each other Obligor in respect of notes, advances, borrowings, loans, debts, interest, fees, costs, expenses (including, without limitation, legal fees and expenses of counsel and allocated costs of internal counsel), indemnities and liabilities of whatsoever nature now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement and the other Loan Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue the Obligations of the Borrower or an Obligor or from time to time renew them after they have been satisfied; and

            (b) those expenses set forth in subsection 2.8 hereof.

       2.2. Limitation on Amount Guarantied; Contribution by Guarantor. (a) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of Guarantor

                                     -G-2-
hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of Guarantor (x) in respect of intercompany indebtedness to the Borrower or other affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by Guarantor hereunder and (y) under any guaranty of Subordinated Debt which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection 2.2(a), pursuant to which the liability of Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among Guarantor and other affiliates of the Borrower of obligations arising under guaranties by such parties.

            (b) Guarantor under this Guaranty, and each guarantor under other guaranties relating to the Credit Agreement (the "Related Guaranties") which contain a contribution provision similar to that set forth in this subsection 2.2(b), together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made by Guarantor under this Guaranty or a guarantor under a Related Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below), that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty and the Related Guaranties in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty and the Related Guaranties, determined in accordance with subsection 2.2(a) or, if applicable, a similar provision contained in a Related Guaranty; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this subsection 2.2(b), the assets or liabilities arising by virtue of any rights to or obligations of contribution hereunder or under any similar provision contained in a Related Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor

                                     -G-3-
as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty and the Related Guaranties (including, without limitation, in respect of this subsection 2.2(b) or any similar provision contained in a Related Guaranty). The amounts payable as contributions hereunder and under similar provisions in the Related Guaranties shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this subsection 2.2(b) or any similar provision contained in a Related Guaranty shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder or under a Related Guaranty. Each Contributing Guarantor under a Related Guaranty is a third party beneficiary to the contribution agreement set forth in this subsection 2.2(b).

      2.3. Liability of Guarantor Absolute. Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than indefeasible payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows:

            (a) This Guaranty is a guaranty of payment when due and not of collectibility.

            (b) The Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default under the Credit Agreement notwithstanding the existence of any dispute between Lenders and the Borrower with respect to the existence of such Event of Default.

            (c) The obligations of Guarantor hereunder are independent of the obligations of the Borrower under the Loan Documents and the obligations of any other guarantor of the obligations of the Borrower under the Loan Documents, and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions.

            (d) Guarantor's payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge Guarantor's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce Guarantor's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit.

            (e) The Administrative Agent or any Lender, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any

                                     -G-4-
offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise. settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations;
(v) enforce and apply any security now or hereafter held by or for the benefit of the Administrative Agent or any Lender in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Administrative Agent or Lenders, or any of them, may have against any such security, as the Administrative Agent in its discretion may determine consistent with the Credit Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against the Borrower or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents.

            (f) This Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than indefeasible payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of the Credit Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of the Credit Agreement or such Loan Document or any agreement relating to such other guaranty or security;
(iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though the Administrative Agent or Lenders, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Lender's or the Administrative Agent's consent to the change, reorganization or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any

                                     -G-5-
failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses (other than payment), set-offs or counterclaims which the Borrower may allege or assert against Administrative Agent or any Lender in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guarantied Obligations.

      2.4. Waivers by Guarantor. Guarantor hereby waives, for the benefit of Lenders and the Administrative Agent:

                  (a) any defense based upon any legal disability or other defense of any of any other Guarantor, or by reason of the cessation or limitation of the liability of any other Guarantor from any cause (other than full payment of all Guarantied Obligations), including, but not limited to, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction, and usury;

                  (b) any defense based upon any legal disability or other defense of any other guarantor or other Person;

                  (c) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any of the other Guarantor or any principal of any other Guarantor or any defect in the formation of any of any other Guarantor or any principal of any other Guarantor;

                  (d) any defense based upon the application by the Borrower of the proceeds of the Loans for purposes other than the purposes represented by the Borrower to Administrative Agent or intended or understood by Administrative Agent or such Guarantor;

                  (e) any defense based on Guarantor's rights, under statute or otherwise, to require Administrative Agent to sue any other Guarantor or otherwise to exhaust its rights and remedies against any other Guarantor or any other Person or against any collateral before seeking to enforce its right to require such Guarantor to satisfy the Guarantied Obligations of any other Guarantor;

                  (f) any defense based on Administrative Agent's failure at any time to require strict performance by any Guarantor of any provision of the Loan Documents. Guarantor agrees that no such failure shall waive, alter or diminish any right of Administrative Agent thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Administrative Agent from foreclosing on the Lien of any security agreement, or exercising any rights available to Administrative Agent thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of such Guarantor;

                                     -G-6-

                  (g) any defense arising from any act or omission of Administrative Agent which changes the scope of Guarantor's risks hereunder;

                  (h) any defense based upon Administrative Agent's election of any remedy against Guarantor or any other Guarantor or both; any defense based on the order in which Administrative Agent enforces its remedies;

                  (i) any defense based on (A) Administrative Agent's surrender, release, exchange, substitution, dealing with or taking any additional collateral, (B) Administrative Agent's abstaining from taking advantage of or realizing upon any Lien or other guaranty, and (C) any impairment of collateral securing the Guarantied Obligations, including, but not limited to, Administrative Agent's failure to perfect or maintain a Lien in such collateral;

                  (j) any defense based upon Administrative Agent's failure to disclose to Guarantor any information concerning another Guarantor's financial condition or any other circumstances bearing on another Guarantor's ability to pay the Guarantied Obligations;

                  (k) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

                  (l) any defense based upon Administrative Agent's election, in any proceeding instituted under the Bankruptcy Code, of the application of
Section 1111(b)(2) of the Bankruptcy Code or any successor statute;

                  (m) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code;

                  (n) any defense based on Administrative Agent's failure to be diligent or to satisfy any other standard imposed on a secured party, in exercising rights with respect to collateral securing the Guarantied Obligations;

                  (o) notice of acceptance hereof; notice of the existence, creation or acquisition of any Guarantied Obligation; notice of any Event of Default; notice of the amount of the Guarantied Obligations outstanding from time to time; notice of any other fact which might increase Guarantor's risk; diligence; presentment; demand of payment; protest; filing of claims with a court in the event of another Guarantor's receivership or bankruptcy and all other notices and demands to which such Guarantor might otherwise be entitled (and agrees the same shall not have to be made on the other Guarantor as a condition precedent to Guarantor's obligations hereunder);

                  (p) any defense based on errors and omissions by Administrative Agent in connection with its administration of the Loans, other than those caused by the Administrative Agent's gross negligence or willful misconduct;

                                     -G-7-

                  (q) any defense based on application of fraudulent conveyance or transfer law or shareholder distribution law to any of the Guarantied Obligations or the security therefor;

                  (r) any defense based on Administrative Agent's failure to seek relief from stay or adequate protection in the Borrower's or another Guarantor's bankruptcy proceeding or any other act or omission by Administrative Agent which impairs such Guarantor's prospective subrogation rights;

                  (s) any defense based on legal prohibition of Administrative Agent's acceleration of the maturity of the Guarantied Obligations during the occurrence of an Event of Default or any other legal prohibition on enforcement of any other right or remedy of Administrative Agent with respect to the Guarantied Obligations and the security therefor; and

                  (t) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof.

      2.5. Payment by Guarantor; Application of Payments. Subject to the provisions of subsection 2.2(a), Guarantor hereby agrees, in furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any other Person may have at law or in equity against Guarantor by virtue hereof, that upon the failure of the Borrower to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), Guarantor will forthwith pay, or cause to be paid, in cash, to the Administrative Agent for the ratable benefit of Lenders, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against such Borrower for such interest in any such bankruptcy proceeding) and all other Guarantied Obligations then owed to the Administrative Agent and/or Lenders as aforesaid. All such payments shall be applied promptly from time to time by the Administrative Agent:

      First, to the payment of the reasonable costs and expenses of any collection or other realization under this Guaranty, including reasonable compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith;

      Second, to the payment of all other Guarantied Obligations ratably to Lenders; and

      Third, after payment in full of all Guarantied Obligations, to the payment to Guarantor, or its successors or assigns, or to whoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.

                                     -G-8-

      2.6. Subrogation. Until the Guarantied Obligations shall have been indefeasibly paid in full, Guarantor shall withhold exercise of (a) any right of subrogation, (b) any right of contribution Guarantor may have against any other guarantor of the Guarantied Obligations (including without limitation any such right of contribution under a Related Guaranty as contemplated by subsection 2.2(b)), (c) any right to enforce any remedy which the Administrative Agent or any Lender now has or may hereafter have against the Borrower or (d) any benefit of, and any right to participate in, any security now or hereafter held by the Administrative Agent or any Lender. Guarantor further agrees that, to the extent the waiver of its rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution Guarantor may have against any other guarantor, shall be junior and subordinate to any rights Administrative Agent or Lenders may have against the Borrower to all right, title and interest the Administrative Agent or Lenders may have in any such collateral or security, and to any right the Administrative Agent or Lenders may have against such other guarantor. The Administrative Agent, on behalf of Lenders, may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights Guarantor may have, and upon any such disposition or sale any rights of subrogation Guarantor may have shall terminate. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Administrative Agent on behalf of Lenders and shall forthwith be paid over to Administrative Agent for the benefit of Lenders to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or any applicable security agreement.

      2.7. Subordination of Other Obligations. Any indebtedness of the Borrower now or hereafter held by Guarantor is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of the Borrower to Guarantor collected or received by Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of Lenders and shall forthwith be paid over to the Administrative Agent for the benefit of Lenders to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of Guarantor under any other provision of this Guaranty.

      2.8. Expenses. Guarantor agrees to pay, or cause to be paid, and to save the Administrative Agent and Lenders harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by the Administrative Agent or any Lender in connection with the enforcement of or preservation of any rights under this Guaranty.

      2.9. Continuing Guaranty: Termination of Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated.

                                     -G-9-

      2.10. Authority of Guarantor or Borrower. It is not necessary for Lenders or the Administrative Agent to inquire into the capacity or powers of Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of either of them.

      2.11. Financial Condition of Borrower. Any Loans may be granted to the Borrower or continued from time to time without notice to or authorization from Guarantor regardless of the financial or other condition of the Borrower at the time of any such grant or continuation. Lenders and the Administrative Agent shall have no obligation to disclose or discuss with Guarantor their assessment, or Guarantor's assessment, of the financial condition of the Borrower. Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Loan Documents, and Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Guarantor hereby waives and relinquishes any duty on the part of the Administrative Agent or any Lender to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by the Administrative Agent or any Lender.

      2.12. Rights Cumulative. The rights, powers and remedies given to Lenders and the Administrative Agent by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Lenders and the Administrative Agent by virtue of any statute or rule of law or in any of the other Loan Documents or any agreement between Guarantor and Lenders and/or the Administrative Agent or between the Borrower and Lenders and/or the Administrative Agent. Any forbearance or failure to exercise, and any delay by any Lender or the Administrative Agent in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

      2.13. Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty. (a) So long as any Guarantied Obligations remain outstanding, Guarantor shall not, without the prior written consent of the Administrative Agent in accordance with the terms of the Credit Agreement, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against the Borrower. The obligations of Guarantor under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or by any defense which the Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

            (b) Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of

                                     -G-10-

Guarantor and the Administrative Agent that the Guarantied Obligations which are guarantied by Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve any Borrower of any portion of such Guarantied Obligations. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

            (c) In the event that all or any portion of the Guarantied Obligations are paid by Borrowers, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Administrative Agent or any Lender as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

      2.14. Notice of Events. As soon as Guarantor obtains knowledge thereof, Guarantor shall give the Administrative Agent written notice of any condition or event which has resulted or might reasonably be expected to result in (a) a material adverse change in the financial condition of Guarantor or the Borrower or (b) a breach of or noncompliance with any term, condition or covenant contained herein or in the Credit Agreement, any other Loan Document or in any document delivered pursuant hereto or thereto, or (c) a material breach of, or noncompliance with, any material term, condition or covenant of any material contract to which Guarantor or the Borrower is a party or by which Guarantor or the Borrower or Guarantor's or the Borrower's property may be bound.

      2.15. Set Off. In addition to any other rights any Lender or the Administrative Agent may have under law or in equity, if any amount shall at any time be due and owing by Guarantor to any Lender or the Administrative Agent under this Guaranty, such Lender or the Administrative Agent is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of any Lender or the Administrative Agent owing to Guarantor and any other property of Guarantor held by any Lender or the Administrative Agent to or for the credit or the account of Guarantor against and on account of the Guarantied Obligations and liabilities of Guarantor to any Lender or the Administrative Agent under this Guaranty.

SECTION 3. REPRESENTATIONS AND WARRANTIES

      In order to induce Lenders and the Administrative Agent to accept this Guaranty and to enter into the Credit Agreement and to make the Loans thereunder, Guarantor hereby represents and warrants to Lenders that the following statements are true and correct:

      3.1. Organization. Guarantor is duly organized, validly existing and in good standing under the laws of the state of its formation. Guarantor is also duly authorized, qualified and


                                     -G-11-
licensed in all applicable jurisdictions, and under all applicable laws, regulations, ordinances or orders of public authorities, to carry on its business in the locations and in the manner presently conducted.

      3.2. Authorization. The execution, delivery and performance by Guarantor of the Guaranty are within Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) Guarantor's articles of incorporation, by-laws or other organizational document or (ii) any law or regulation or any contractual restriction binding on or affecting Guarantor.

      3.3. Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Guarantor of this Guaranty.

      3.4. Validity. This Guaranty is the binding obligation of Guarantor, enforceable in accordance with its terms; except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

SECTION 4.  MISCELLANEOUS

      4.1. Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty, any increase in the Commitments under the Credit Agreement and the execution and delivery of the Notes.

      4.2. Notices. Except as otherwise set forth in this Guaranty, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex or facsimile communication) and mailed or telegraphed or telexed or sent by facsimile or delivered, if to Guarantor, at its address set forth on the signature page hereof; and if to the Administrative Agent, at its address set forth on the signature page hereof; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective three (3) Business Days after deposit in the U.S mail, postage prepaid, when sent by telex or sent by facsimile, or when delivered, respectively.

      4.3. Separability of Provisions. In case any one or more of the provisions contained in this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      4.4. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Guaranty, or consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of all Lenders under the Credit Agreement. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                                     -G-12-

      4.5. Headings. Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

      4.6. Applicable Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW DOCTRINE.

      4.7. Successors and Assigns. This Guaranty is a continuing guaranty and shall be binding upon Guarantor and its successors and assigns. This Guaranty shall inure to the benefit of Lenders, the Administrative Agent and their respective successors and assigns. Guarantor shall not assign this Guaranty or any of the rights or obligations of Guarantor hereunder without the prior written consent of all Lenders. Any Lender may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any assignee or transferee of any Note, and in the event of such transfer or assignment the rights and privileges herein conferred upon Lenders and the Administrative Agent shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

      4.8. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF GUARANTOR, THE AGENTS, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS


                                     -G-13-

BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, GUARANTOR HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

      4.9. Waiver of Trial by Jury. GUARANTOR AND THE ADMINISTRATIVE AGENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF GUARANTOR OR THE ADMINISTRATIVE AGENT. GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO EACH SUCH OTHER LOAN DOCUMENT.

      4.10. No Other Writing. This writing is intended by Guarantor and the Administrative Agent as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

      4.11. Further Assurances. At any time or from time to time, upon the request of the Administrative Agent or the Requisite Lenders, Guarantor shall execute and deliver such further documents and do such other acts and things as the Administrative Agent or the Requisite Lenders may reasonably request in order to effect fully the purposes of this Guaranty.

                                     -G-14-

      IN WITNESS WHEREOF, Guarantor has executed this Guaranty by its duly authorized officer as of the date first above written.

[GUARANTOR]

Notice Address:
                                    By:
Phase Metrics, Inc.                    ----------------------------------------
10260 Sorrento Valley Road
San Diego, California  92121

Attention: R. Joseph Saunders
Telecopy No.: (619) 646-4990          Title:
                                           -------------------------------------

                                     -G-15-

                                    EXHIBIT H

                          [FORM OF SECURITY AGREEMENT]


      This Security Agreement is entered into as of ____________, ____ between Phase Metrics, Inc., [a California corporation] [a Delaware corporation and the successor by merger to Phase Metrics, Inc., a California corporation] (the "Borrower"), and Fleet National Bank, as administrative agent for the Lenders as defined below ("[Administrative] Agent").

                                    RECITALS

      WHEREAS, the Borrower has entered into a Credit Agreement dated as of [__________, ____] with certain financial institutions (each, a "Lender" and collectively, the "Lenders"), [DLJ Capital Funding, Inc., as Syndication Agent,] and [Administrative] Agent (the "Credit Agreement") and related documentation;

      WHEREAS, each of the Guarantors has entered into a Guaranty of the Obligations created under the Credit Agreement, and a Security Agreement dated as of December 4, 1996 ("Guarantor Security Agreements") granting to Lenders a security interest in all of their assets;

      WHEREAS, it is a condition precedent to the making of Loans to the Borrower under the Credit Agreement that the Borrower shall have executed and delivered to the Administrative Agent a Security Agreement granting to Lenders a security interest in all of its assets;

      NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make the Loans under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower hereby agrees with Administrative Agent as follows:

      SECTION 1. Grant of Security. The Borrower hereby assigns to Administrative Agent, for the benefit of Administrative Agent and Lenders, and hereby grants to Administrative Agent, for the benefit of Administrative Agent and Lenders a security interest in, all of the Borrower's right, title and interest in and to the property described on Exhibit A attached hereto, in the Pledged Collateral (as defined in Section 10 hereof) and in the Intellectual Property Collateral (as defined in Section 5(e) hereof), in each case whether now or hereafter existing or in which the Borrower now has or hereafter acquires an interest and wherever the same may be located (the "Collateral"). Notwithstanding the foregoing, no security interest shall be granted by the Borrower in any of its right, title and interest under that certain Master Capital Lease Agreement, dated January 1, 1996, with NTFC Capital Corporation (the "Excluded Property"). Notwithstanding the foregoing, no security interest shall be granted, and the term "Collateral" shall not include, any general intangibles of the Borrower (whether owned or held as licensee or lessee, or otherwise), to the extent that (i) such general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be

                                     -H-1-
enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, (A) any general intangible which is a receivable, or goods which are the subject of any receivable, (B) any and all proceeds of any general intangibles which are otherwise excluded to the extent that the assignment or encumbrance of such proceeds is not so restricted, and (C) upon obtaining the consent of any such licensor, lessor or other applicable party's consent with respect to any such otherwise excluded general intangibles, such general intangibles as well as any and all proceeds thereof that might have theretofore been excluded from such grant of a security interest and the term "Collateral". The Borrower agrees to use its best efforts to obtain any such required consent.

      SECTION 2. (a) Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all obligations and liabilities of every nature of the Borrower and each Obligor now or hereafter existing, under or arising out of or in connection with the Credit Agreement, the Notes, any other Loan Document or otherwise, and all extensions or renewals thereof, whether for principal, interest, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Administrative Agent or a Lender as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "Underlying Debt"), and all obligations of every nature of the Borrower and each Obligor now or hereafter existing under this Agreement (all such obligations, together with the Underlying Debt, being the "Secured Obligations").

            (b) This Agreement creates a continuing security interest in the Collateral and shall:

                  (i) remain in full force and effect until payment in full of all Secured Obligations and the termination of all Commitments;

                  (ii) be binding upon the Borrower, its successors, transferees and assigns; and

                  (iii) inure, together with the rights and remedies of Administrative Agent hereunder, to the benefit of Administrative Agent and each Lender.

Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the

                                     -H-2-
provisions of Section 9.6 and Article VIII of the Credit Agreement. Upon the payment in full of all Secured Obligations and the termination of all Commitments, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Borrower. Upon any such termination, Administrative Agent will, at the Borrower's sole expense, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

      SECTION 3. Borrower Remains Liable. Anything contained herein to the contrary notwithstanding, (a) the Borrower shall remain liable under any contracts and agreements included in the Collateral (the "Related Contracts"), to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Administrative Agent of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither Administrative Agent nor any Lender shall have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Administrative Agent or any Lender be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

      SECTION 4. Representations and Warranties. The Borrower represents and warrants as follows:

            (a) Ownership of Collateral. Except for the security interest created by this Agreement and the Permitted Liens, the Borrower owns the Collateral free and clear of any Liens. Except such as may have been filed in favor of Administrative Agent relating to this Agreement and the Permitted Liens, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

            (b) Location of Equipment and Inventory. All of the Equipment and Inventory is, as of the date hereof, located at the places specified in Schedule I annexed hereto.

            (c) Office Locations. The chief place of business and the chief executive office of the Borrower are located at 10260 Sorrento Valley Road, San Diego, CA 92121; the offices where the Borrower keeps its records regarding its Accounts and all originals of chattel paper which evidence Accounts are located at:

                  10260 Sorrento Valley Road, San Diego, CA 92121; 47475 Fremont Blvd., Fremont, CA 94538;
                  2260 American Ave., Unit #1, Hayward, CA 94545-1815; and 4040 Pike Lane, Concord, CA 94520.

            All records regarding the Accounts of the Borrower have been maintained in California for the preceding four months.


                                     -H-3-

            (d) Fictitious Names, etc.. The Borrower does not conduct any business under any trade-name or fictitious business name. The Borrower is not a "retail merchant" within the meaning of Section 9102 of the Uniform Commercial Code - Secured Transactions of the State of California.

            (e) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by the Borrower of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Borrower or (ii) the perfection of or the exercise by Administrative Agent of its rights and remedies hereunder.

            (f) Perfection. This Agreement creates a valid, perfected and first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken.

            (g) Compliance with Laws. The Borrower is in compliance with the requirements of all applicable laws, rules, regulations and orders of every governmental authority, the non-compliance with which might materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of the Borrower or the value of the Collateral or the worth of the Collateral as collateral security.

            (h) Other Information. All information heretofore, herein or hereafter supplied to Administrative Agent by or on behalf of the Borrower with respect to the Collateral is (or, as to hereafter supplied information, will be) accurate and complete in all material respects.

       SECTION 5. Further Assurances.

            (a) The Borrower agrees that from time to time, at its expense, the Borrower will promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that Administrative Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower will: (i) if any Account shall be evidenced by a promissory note or other instrument (excluding checks), deliver and pledge to Administrative Agent hereunder such note or instrument, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Administrative Agent; (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Administrative Agent may request, in order to perfect and preserve the security interests granted or purported to be granted hereby; (iii) at any reasonable time, upon demand by Administrative Agent, exhibit the Collateral to and allow inspection of the Collateral by Administrative Agent, or persons designated by Administrative Agent; (iv) mark conspicuously each document included in the Inventory and, at the request of the Administrative Agent, each chattel paper included in the Accounts, each Related Contract and each of its records

                                     -H-4-
pertaining to the Collateral with a legend, in form and substance satisfactory to Administrative Agent, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; and
(v) at Administrative Agent's request, appear in and defend any action or proceeding that may affect the Borrower's title to or Administrative Agent's security interest in all or any part of the Collateral.

            (b) The Borrower hereby authorizes Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower. The Borrower agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

            (c) The Borrower will furnish to Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Administrative Agent may reasonably request, all in reasonable detail.

            (d) Upon the request of Administrative Agent at any time, the Borrower will, within ten (10) days thereafter, deliver to Administrative Agent to hold in escrow, a copy of all material software source codes, if any used by the Borrower in its business. Following any such request, the Borrower will promptly deliver to such escrow agent modifications and updates of all such material source codes from time to time as such modifications and updates are developed.

            (e) The Borrower shall execute and deliver a Collateral Assignment, Patent Mortgage and Security Agreement in substantially the form of Exhibit B to this Agreement covering the intellectual property rights described therein (the "Intellectual Property Collateral"). The Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, the Intellectual Property Collateral listed on Exhibits A, B and C to the Collateral Assignment, Patent Mortgage and Security Agreement within thirty (30) days of the date of this Agreement. The Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, the additional Intellectual Property Collateral developed or acquired by the Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the Intellectual Property Collateral listed on such Exhibits A, B and C. The Borrower shall execute and deliver such additional instruments and documents from time to time as Administrative Agent shall reasonably request to perfect Administrative Agent's security interest in such additional Intellectual Property Collateral.

       SECTION 6. Covenants of the Borrower. The Borrower shall:

            (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of

                                     -H-5-
insurance covering the Collateral where violation is likely to have a material adverse effect on Administrative Agent's rights in the Collateral or the value of the Collateral or Administrative Agent's ability to foreclose on the Collateral;

            (b) notify Administrative Agent of any change in the Borrower's name, identity or corporate structure within 15 days of such change;

            (c) give Administrative Agent 30 days' prior written notice of any change in the Borrower's chief place of business, chief executive office or residence;

            (d) if Administrative Agent gives value to enable the Borrower to acquire rights in or the use of any Collateral (as specified in writing by Administrative Agent to the Borrower at the time of the giving of such value), use such value for such purposes; and

            (e) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside; provided that the Borrower shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment writ or warrant of attachment entered or filed against the Borrower or any of the Collateral as a result of the failure to make such payment.

       SECTION 7. Special Covenants With Respect to Equipment and Inventory. The Borrower shall:

            (a) keep the Equipment and Inventory (other than Equipment consisting of laptop computers and other than Inventory sold in the ordinary course of business) at the places specified on Schedule I annexed hereto or, upon 30 days' prior written notice to Administrative Agent, at such other places in jurisdictions where all representations and warranties set forth in Section 4 (including subsection (f) thereof) shall be true and correct, and all actions required pursuant to the first sentence of Section 5(a) shall have been taken with respect to such Inventory and Equipment;

            (b) cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or, in the case of any loss or damage to any of the Equipment when subsection
(c) of Section 8 is not applicable, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. The Borrower shall promptly furnish to Administrative Agent a statement respecting any loss or damage to any of the Equipment in excess of $50,000;

                                     -H-6-

            (c) keep correct and accurate records of the Inventory, in accordance with good business practices, including itemizing the Borrower's cost therefor and a (where applicable) the current list prices for the Inventory; and

            (d) if any Inventory is in possession or control of any of the Borrower's agents or processors, upon the occurrence of an Event of Default, instruct such agent or processor to hold all such Inventory for the account of Administrative Agent and subject to the instructions of Administrative Agent.

       SECTION 8. Insurance.

            (a) The Borrower shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in which it has an interest in such amounts, against such risks, in such form and with such insurers as shall be satisfactory to Administrative Agent from time to time. Such insurance shall include, without limitation, property damage insurance and liability insurance. Each policy for property damage insurance shall provide for all losses to be paid directly to Administrative Agent, except that policies with respect to Capital Leases may name the lessor as primary loss payee and Administrative Agent as secondary loss payee. Each policy shall in addition name the Borrower and Administrative Agent as insured parties thereunder (without any representation or warranty by or obligation upon Administrative Agent) as their interests may appear and have attached thereto a loss payable clause acceptable to Administrative Agent that shall (i) contain an agreement by the insurer that any loss thereunder shall be payable to Administrative Agent notwithstanding any action, inaction or breach of representation or warranty by the Borrower, (ii) provide that there shall be no recourse against Administrative Agent for payment of premiums or other amounts with respect thereto, and (iii) provide that at least 30 days' prior written notice of cancellation, material amendment, reduction in scope or limits of coverage or of lapse shall be given to Administrative Agent by the insurer. The Borrower shall, if so requested by Administrative Agent, deliver to Administrative Agent original or duplicate policies of such insurance and, as often as Administrative Agent may reasonably request (but no more frequently than once per year, unless there is a change in the policy or the insurer), a report of a reputable insurance broker with respect to such insurance. Further, the Borrower shall, at the request of Administrative Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5(a) and cause the respective insurers to acknowledge notice of such assignment.

            (b) Payments for claims issued by any liability insurance maintained by the Borrower pursuant to this Section 8 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 8 is not applicable, the Borrower shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by the Borrower pursuant to this Section 8 shall be paid to the Borrower as reimbursement for the costs of such repairs or replacements.

            (c) Upon (i) the occurrence and during the continuation of any Event of Default or (ii) the actual or constructive loss (in excess of $100,000 per occurrence) of any Equipment or

                                     -H-7-

Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by Administrative Agent as specified in Section 18.

       SECTION 9. Special Covenants with respect to Accounts and Related Contracts.

            (a) The Borrower shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper which evidences Accounts, at the locations specified in Section 4 or, upon 30 days' prior written notice to Administrative Agent, at such other location in a jurisdiction where all action required by the first sentence of Section 5(a) with respect to such Accounts and Related Contracts shall have been taken. The Borrower will hold and preserve such records and chattel paper and will permit representatives of Administrative Agent at any time during normal business hours to inspect and make copies and abstracts from such records, and the Borrower agrees to render to Administrative Agent, at the Borrower's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

            (b) The Borrower shall, for not less than 3 years from the date on which such Account arose, maintain (i) complete records of each Account, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto.

            (c) Except as otherwise provided in this subsection (c), the Borrower shall continue to collect, at its own expense, all amounts due or to become due the Borrower under the Accounts and Related Contracts. Administrative Agent shall have the right at any time, upon the occurrence and during the continuation of an Event of Default or an event which with the giving of notice or the lapse of time, or both, would constitute an Event of Default, and upon written notice to the Borrower of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Administrative Agent, and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Borrower thereunder directly to Administrative Agent, to notify each person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lock box or other arrangement directly to Administrative Agent and, upon such notification and at the expense of the Borrower, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done. After receipt by the Borrower of the notice from Administrative Agent referred to in the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by the Borrower in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Administrative Agent hereunder, shall be segregated from other funds of the Borrower and shall be forthwith paid over or delivered to Administrative Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 18, and (ii) the Borrower shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon. If the Event of Default giving rise to the

                                     -H-8-
exercise of such remedies by Administrative Agent shall be cured or waived, then Administrative Agent shall reinstate the Borrower's collection rights with respect to such Accounts.

       SECTION 10. Special Provisions with Respect to Securities. As security for the Secured Obligations, the Borrower shall execute and deliver to Administrative Agent a Pledge Agreement in substantially the form of Exhibit C to this Agreement, pursuant to which the Borrower shall pledge, assign, grant and deliver to Administrative Agent, for the benefit of Lenders, a security interest in the shares of stock, notes, and other collateral described in the Pledge Agreement (the "Pledged Collateral"). The certificates and other instruments included in the Pledged Collateral, accompanied by an instrument of assignment duly executed in blank by the Borrower or its Subsidiary (as appropriate), have been, or will be immediately upon the subsequent receipt thereof by the Borrower, delivered by the Borrower to Administrative Agent. The Borrower will execute and deliver such documents and instruments, and take or cause to be taken such actions, as Administrative Agent may reasonably request to perfect or continue the perfection of Administrative Agent's security interest in the Pledged Collateral. The Borrower represents and warrants to and covenants with Administrative Agent, for the benefit of Administrative Agent and Lenders, that there are no subscriptions, warrants or other options exercisable with respect to the Pledged Collateral.

       SECTION 11. Deposit Accounts. Upon the occurrence and during the continuation of an Event of Default, Administrative Agent may exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments or other property) from any deposit accounts maintained with any Lender constituting part of the Collateral.

       SECTION 12. License of Patents, Trademarks, Copyrights, etc. The Borrower hereby assigns, transfers and conveys to Administrative Agent, for the benefit of Administrative Agent and Lenders, effective upon the occurrence of any Event of Default, the nonexclusive right and license to use all trademarks, trade names, copyrights, patents or technical processes owned or used by the Borrower that relate to the Collateral and any other collateral granted by the Borrower as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Administrative Agent to use, possess and realize on the Collateral for the benefit of Administrative Agent and Lenders and to enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Administrative Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirements that any monetary payment whatsoever be made to the Borrower.

       SECTION 13. Transfers and Other Liens. The Borrower shall not:

            (a) except to the extent permitted in the Credit Agreement, sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral; or

                                     -H-9-

            (b) except for the security interest created by this Agreement, and except to the extent permitted in the Credit Agreement, create of suffer to exist any Lien upon or with respect to any of the Collateral to secure Debt or other obligations of any Person.

      SECTION 14. Administrative Agent Appointed Attorney-in-Fact. The Borrower hereby irrevocably appoints Administrative Agent as the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower, Administrative Agent or otherwise, from time to time in Administrative Agent's discretion to take any action and to execute any instrument that Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation: (a) to sign and file on behalf of the Borrower any financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral; (b) upon the occurrence and during the continuation of an Event of Default, to obtain and adjust insurance required to be maintained by the Borrower or paid to Administrative Agent pursuant to Section 8; (c) upon the occurrence and during the continuation of an Event of Default, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for monies due and to become due under or in respect of any of the Collateral;
(d) upon the occurrence and during the continuation of an Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above; (e) upon the occurrence and during the continuation of an Event of Default, to file any claims or take any action or institute any proceedings that Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Administrative Agent with respect to any of the Collateral; (f) upon the occurrence and during the continuation of an Event of Default, to pay or discharge taxes or liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Administrative Agent in its sole discretion, any such payments made by Administrative Agent to become obligations of the Borrower to Administrative Agent, due and payable immediately without demand; (g) upon the occurrence and during the continuation of an Event of Default, to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and (h) upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Administrative Agent were the absolute owner thereof for all purposes, and to do, at Administrative Agent's option and the Borrower's expense, at any time or from time to time, all acts and things that Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and Administrative Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as the Borrower might do. The Borrower hereby acknowledges and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

      SECTION 15. Administrative Agent May Perform. If the Borrower fails to perform any agreement contained herein, Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of Administrative Agent incurred in connection therewith shall be payable by the Borrower under
Section 19.

                                     -H-10-

      SECTION 16. Agent Has No Duty; Standard of Care. The powers conferred on Administrative Agent hereunder are solely to protect its interest and the interest of the Lenders in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to reserve rights against prior parties or any other rights pertaining to any Collateral. Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Administrative Agent accords its own property.

      SECTION 17. Remedies. If any Event of Default shall have occurred and be continuing Administrative Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Collateral), and also may (a) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of Administrative Agent forthwith, assemble all or part of the Collateral as directed by Administrative Agent and make it available to Administrative Agent at a place to be designated by Administrative Agent that is reasonably convenient to both parties, (b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Administrative Agent deems appropriate,
(d) take possession of the Borrower's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Borrower's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c) and collecting any Secured Obligation, and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Administrative Agent may deem commercially reasonable. Administrative Agent may be the purchaser of any or all of the Collateral at any such sale and Administrative Agent shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Administrative Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of (i) the time and place of any public sale or (ii) the time after which any private sale is to be made shall constitute reasonable notification. Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed there for, and such

                                     -H-11-
sale may, without further notice, be made at the time and place to which it was so adjourned. The Borrower hereby waives any claims against Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree, provided Administrative Agent acted in a commercially reasonable manner. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, the Borrower shall be liable to the maximum extent permitted by applicable law for the deficiency and the fees of any attorneys employed by Administrative Agent to collect such deficiency.

      SECTION 18. Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may in the discretion of Administrative Agent, be held by Administrative Agent for the benefit of Administrative Agent and Lenders as Collateral for, and/or then, or at any other time thereafter, applied in full or in part by Administrative Agent against, the Secured Obligations in the following order of priority:

      FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to indemnification hereunder and all advances made by Administrative Agent hereunder for the account of the Borrower, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the exercise of any right or remedy hereunder, all in accordance with Section 19;

      SECOND: To the payment of all other Secured Obligations pro rata to Lenders; and

      THIRD: To the payment to or upon the order of the Borrower, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

      SECTION 19. Indemnity and Expenses.

            (a) The Borrower agrees to indemnify Administrative Agent and Lenders from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Administrative Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

            (b) The Borrower will pay to Administrative Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Administrative Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale

                                     -H-12-
of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Administrative Agent hereunder, or (iv) the failure by the Borrower to perform or observe any of the provisions hereof.

      SECTION 20. Amendments, etc. Subject to Section 9.1 of the Credit Agreement, no amendment or waiver of any provision of this Agreement, or consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

      SECTION 21. Notices. All notices and other communications provided for hereunder shall be in writing (including telegraph, telex or facsimile communication) and mailed or telegraphed or telexed or sent by facsimile or delivered, if to the Borrower or Administrative Agent, at its address set forth on the signature pages hereof; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective three (3) Business Days after deposit in the U.S. mail, postage prepaid, when sent by telex or sent by facsimile, or when delivered, respectively.

      SECTION 22. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Administrative Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      SECTION 23. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      SECTION 24. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

      SECTION 25. Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISION OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the New York Uniform Commercial Code are used herein as therein defined.

                                     -H-13-

      SECTION 26. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      SECTION 27. Waiver of Jury Trial. THE AGENTS AND THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS

                                     -H-14-

PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

      SECTION 28. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                                     -H-15-

      IN WITNESS WHEREOF, The Borrower and Administrative Agent have caused this Agreement to be duly executed and delivered by their respective officers there unto duly authorized as of the date first written above.

                                    PHASE METRICS, INC.


                                    By:
                                       -----------------------------------------
                                       Title: Vice President - Finance

                                    Notice Address:

                                    10260 Sorrento Valley Road
                                    San Diego, CA 92121
                                    Telephone:  (619) 646-4850
                                    Telecopier: (619) 646-4990

                                    Attention:  R. Joseph Saunders

                                     -H-16-

                                          Fleet National Bank, as
                                          Administrative Agent for the Lenders


                                          By:
                                             -----------------------------------
                                             Title:

                                          Notice Address:

                                          [75 State Street
                                          Mail Stop MA BO F04M
                                          Boston, MA 02109]
                                          [One Federal Street
                                          Mail Stop MA BO D07A
                                          Boston, MA 02110]

                                     -H-17-

                                                                     EXHIBIT A


      The Collateral shall consist of all right, title and interest of the Borrower in and to the following:

      (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

      (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of the Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and the Borrower's books relating to any of the foregoing;

      (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

      (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to the Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by the Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by the Borrower and the Borrower's books relating to any of the foregoing;

      (e) All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit and chattel paper now owned or hereafter acquired and the Borrower's books relating to the foregoing;

      (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing;


                                     -A-1-

      (g) All of the Borrower's other property and rights of every kind and description and interests therein; and

      (h) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.


                                     -A-2-

                                                                     EXHIBIT B

                 FORM OF COLLATERAL ASSIGNMENT, PATENT MORTGAGE
                             AND SECURITY AGREEMENT


      This Collateral Assignment, Patent Mortgage and Security Agreement is made as of ___________, ____, by and between ____________________, a ___________
corporation ("Assignor"), and Fleet National Bank, as Administrative Agent for Lenders as defined below ("Assignee").

                                    RECITALS

      A. Phase Metrics, Inc., certain financial institutions (collectively, the "Lenders"), [DLJ Capital Funding, Inc., as Syndication Agent,] and Assignee, as Administrative Agent for the Lenders have entered into a Credit Agreement dated as of ___________, ____ (said Credit Agreement, as it may hereafter be amended from time to time, being the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined), pursuant to which Assignee as Administrative Agent and Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement to extend certain credit facilities to Assignor.

      B. In order to induce Lenders to continue to make credit facilities available to Assignor under the Credit Agreement, Assignor has agreed to assign certain intangible property to Assignee for the benefit of Lenders to secure the obligations of Assignor under the Credit Agreement.

      NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

      1. Assignment, Patent Mortgage and Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as collateral security for the prompt and complete payment and performance of all the Obligations, Assignor hereby assigns, transfers, conveys and grants a security interest and mortgage to Assignee, as security, in and to Assignor's entire right, title and interest in, to and under the following (all of which shall collectively be called the "Collateral"):

            (a) Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether pending or in preparation, registered or unregistered or published or unpublished, and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held throughout the world, including without limitation those set forth on Exhibit A attached hereto (collectively, the "Copyrights");

            (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held throughout the world;

            (c) Any and all design rights which may be available to Assignor now or hereafter existing, created, acquired or held throughout the world;

            (d) All patents, patent applications and like protections now or hereafter existing, created, acquired or held throughout the world, including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the "Patents");

            (e) Any and all trademarks, trade names, corporate names, business names, service marks, logos or other source of business identifiers, whether registered or not, applications to register and registrations of the same and like protections nor or hereafter, existing, created, acquired or held throughout the world, and the entire goodwill of the business of Assignor connected with and symbolized by the foregoing, including without limitation those set forth on Exhibit C attached hereto (collectively, the "Trademarks");

            (f) Any and all claims for damages by way of past, present and future infringement of any of the Collateral, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Collateral;

            (g) All licenses or other rights to use any of the Collateral and all license fees and royalties arising from such use to the extent permitted by such Collateral; and

            (h) All amendments, reissues, renewals and extensions of any of the Collateral; and

            (i) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

      2. Authorization and Request. Assignor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this conditional assignment.

      3. Covenants and Warranties. Assignor represents, warrants, covenants and agrees as follows:

            (a) Assignor is now the sole owner of the Collateral, except for non-exclusive licenses granted by Assignor to its customers in the ordinary course of business.

            (b) Performance of this Assignment does not conflict with or result in a breach of any agreement to which Assignor is party or by which Assignor is bound, except to the extent

                                     -B-2-
that certain intellectual property agreements prohibit the assignment of the rights thereunder to a third party without the licensor's or other party's consent and this Assignment constitutes an assignment.

            (c) During the term of this Assignment, Assignor will not transfer or otherwise encumber any interest in the Collateral, except for non-exclusive licenses granted by Assignor in the ordinary course of business or as set forth in this Assignment.

            (d) To its knowledge, each of the Patents is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Collateral violates the rights of any third party.

            (e) Assignor shall promptly advise Assignee of any material change in the composition of the Collateral, including but not limited to any subsequent ownership right of the Assignor in or to any Trademark, Patent or Copyright not specified in this Assignment.

            (f) Assignor shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights, (ii) use its best efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Assignee in writing of material infringements detected and (iii) not allow any Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Assignee, which shall not be unreasonably withheld, unless Assignor shall either (x) reasonably determine in good faith that such Collateral is of negligible economic value to Assignor (and notice of such determination is delivered to Assignee) or (y) have a valid business purpose to do so.

            (g) Assignor shall promptly register the most recent version of any of Assignor's Copyrights, if not so already registered, and shall, from time to time, execute and file such other instruments, and take such further actions as Assignee may reasonably request from time to time to perfect or continue the perfection of Assignee's interest in the Collateral.

            (h) This Assignment creates, and in the case of after acquired Collateral, this Assignment will create at the time Assignor first has rights in such after acquired Collateral, in favor of Assignee a valid and perfected first priority security interest in the Collateral securing the payment and performance of the Obligations upon making the filings referred to in clause (i) below.

            (i) To its knowledge, except for, and upon, the filing with the United States Patent and Trademark office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights necessary to perfect the security interests and assignment created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by Assignor of the security interest granted hereby or for the execution, delivery or performance of this Assignment by Assignor or (ii) for the perfection or the exercise by Assignee of its rights and remedies hereunder.

                                     -B-3-

            (j) All information heretofore, herein or hereafter supplied to Assignee by or on behalf of Assignor with respect to the Collateral is accurate and complete in all material respects.

            (k) Assignor shall not enter into any agreement that would materially impair or conflict with Assignor's obligations hereunder without Assignee's prior written consent, which consent shall not be unreasonably withheld. Assignor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Assignor's rights and interests in any property included within the definition of the Collateral acquired under such contracts, except that certain contracts may contain anti-assignment provisions that could in effect prohibit the creation of a security interest in such contracts.

            (l) Upon any executive officer of Assignor obtaining actual knowledge thereof, Assignor will promptly notify Assignee in writing of any event that materially adversely affects the value of any Collateral, the ability of Assignor to dispose of any Collateral or the rights and remedies of Assignee in relation thereto, including the levy of any legal process against any of the Collateral.

      4. Assignee's Rights. Assignee shall have the right, but not the obligation, to take, at Assignor's sole expense, any actions that Assignor is required under this Assignment to take but which Assignor fails to take, after fifteen (15) days' notice to Assignor. Assignor shall reimburse and indemnify Assignee for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this section 4.

      5. Inspection Rights. Assignor hereby grants to Assignee and its employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable written notice to Assignor, any of Assignor's plants and facilities that manufacture, install or store products (or that have done so during the prior six-month period) that are sold utilizing any of the Collateral and to inspect the products and quality control records relating thereto upon reasonable written notice to Assignor and as often as may be reasonably requested.

      6. Further Assurances; Attorney in Fact.

            (a) On a continuing basis, Assignor will, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as requested by Assignee, to perfect Assignee's security interest in all Copyrights, Patents and Trademarks and otherwise to carry out the intent and purposes of this Collateral Assignment, or for assuring and confirming to Assignee the grant or perfection of a security interest in all Collateral. Without limiting the generality of the foregoing, Assignor shall notify Assignee immediately if it knows, or has reason to know, that any application or registration relating to any material part of the Collateral may become abandoned, forfeited or dedicated to the public or

                                     -B-4-
become invalid or unenforceable, or of any adverse determination or development regarding Assignor's ownership of any of the Collateral or its right to register the same or to keep and maintain and enforce the same.

            (b) Assignor hereby irrevocably appoints Assignee as Assignor's attorney-in-fact, with full authority in the place and stead of Assignor and in the name of Assignor, from time to time in Assignee's discretion, to take any action and to execute any instrument which Assignee may deem necessary or advisable to accomplish the purposes of this Collateral Assignment, including:

                  (i) To modify, in its sole discretion, this Collateral Assignment without first obtaining Assignor's approval of or signature to such modification by amending Exhibit A, Exhibit B and Exhibit C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Assignor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Assignor no longer has or claims any right, title or interest; and

                  (ii) To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Assignor where permitted by law.

      7. Events of Default. The occurrence of any of the following shall constitute an Event of Default under the Assignment:

            (a) An Event of Default occurs under the Credit Agreement; or

            (b) Assignor breaches any warranty or agreement made by Assignor in this Assignment and, as to any breach that is capable of cure, Assignor fails to cure such breach within five (5) days of the occurrence of such breach.

      8. Remedies. Upon the occurrence and continuance of an Event of Default, Assignee shall have the right to exercise all the remedies of a secured party under the New York Uniform Commercial Code, including without limitation the right to require Assignor to assemble the Collateral and any tangible property in which Assignee has a security interest and to make it available to Assignee at a place designated by Assignee. Assignee shall have a nonexclusive, royalty free license to use the Copyrights, Patents and Trademarks to the extent reasonably necessary to permit Assignee to exercise its rights and remedies upon the occurrence of an Event of Default. Assignor will pay any expenses (including reasonable attorneys' fees) incurred by Assignee in connection with the exercise of any of Assignee's rights hereunder, including without limitation any expense incurred in disposing of the Collateral. All of Assignee's rights and remedies with respect to the Collateral shall be cumulative.

      9. Indemnity. Assignor agrees to defend, indemnify and hold harmless Assignee and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this


                                     -B-5-

Agreement, and (b) all losses or expenses in any way suffered, incurred, or paid by Assignee as a result of or in any way arising out of, following or consequential to transactions between Assignee and Assignor, whether under this Assignment or otherwise (including without limitation reasonable attorneys' fees and reasonable expenses), except for losses arising from or out of Assignee's gross negligence or willful misconduct.

      10. Reassignment. At such time as Assignor shall completely satisfy all of the Obligations, Assignee shall execute and deliver to Assignor all deeds, assignments and other instruments as may be necessary or proper to revest in Assignor full title to the property assigned hereunder, subject to any disposition thereof which may have been made by Assignee pursuant hereto.

      11. Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

      12. Attorneys' Fees. If any action relating to this Assignment is brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements.

      13. Amendments. This Assignment may be amended only by a written instrument signed by both parties hereto.

      14. Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

      15. Governing Law, Forum Selection and Consent to Jurisdiction. This Assignment shall be governed by the laws of the State of New York, without regard for choice of law provisions. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS ASSIGNMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ASSIGNOR OR ASSIGNEE, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT ASSIGNEE'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. ASSIGNOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED

                                     -B-6-

THEREBY IN CONNECTION WITH SUCH LITIGATION. ASSIGNOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. ASSIGNOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ASSIGNOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, ASSIGNOR HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS ASSIGNMENT AND THE OTHER LOAN DOCUMENTS.

      16. Waiver of Jury Trial. ASSIGNEE AND ASSIGNOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS ASSIGNMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ASSIGNEE OR ASSIGNOR. ASSIGNOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ASSIGNEE, THE AGENTS AND THE LENDERS ENTERING INTO THIS ASSIGNMENT AND EACH SUCH OTHER LOAN DOCUMENT.

                                     -B-7-

      IN WITNESS WHEREOF, the parties hereto have executed this Assignment on the day and year first above written.


Address of Assignor:                  ASSIGNOR:

10260 Sorrento Valley Road            ------------------------------------------
San Diego, CA 92121

Attn: R. Joseph Saunders              By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------


Address of Assignee:                  ASSIGNEE:


                                      ------------------------------------------



                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------

                                     -B-8-

                                    EXHIBIT A

                                   Copyrights

                                     -B-9-

                                    EXHIBIT B

                                     Patents

                                     -B-10-

                                    EXHIBIT C

                                   Trademarks

                                     -B-11-

                                   SCHEDULE I
                              TO SECURITY AGREEMENT


Locations of Equipment:

10260 Sorrento Valley Road, San Diego, CA 92121

47475 Fremont Blvd., Fremont, CA 94538

4040 Pike Lane, Concord, CA 94518

5 Tampines Central Unit # 06-07, Telepark, Singapore 529482

2260 American Avenue, Unit 1, Hayward, CA  94545


Locations of Inventory:

10260 Sorrento Valley Road, San Diego, CA 92121

47475 Fremont Blvd., Fremont, CA 94538

4040 Pike Lane, Concord, CA 94518

5 Tampines Central Unit # 06-07, Telepark, Singapore 529482


2260 American Avenue, Unit 1, Hayward, CA  94545


The Borrower also owns certain goods and Inventory which from time to time, prior to the completion of the manufacturing process of such Inventory, may be temporarily in the possession of subcontractors for the purpose of adding value thereto. All such subcontractors are located in the state of California and the aggregate value of such goods and Inventory does not exceed $250,000 at any one time.
                                     -B-12-

                                                                     EXHIBIT C


                            FORM OF PLEDGE AGREEMENT


      THIS PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of __________, ____, made by Phase Metrics, Inc., a [California Corporation] [a Delaware corporation and the successor by merger to Phase Metrics, Inc., a California corporation] (the "Pledgor"), in favor of Fleet National Bank, as agent (together with any successor(s) thereto in such capacity, the "Agent") for each of the Lender Parties (as defined below).


                              W I T N E S S E T H:

      WHEREAS, pursuant to a Credit Agreement, dated as of ___________, ____ (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Pledgor, the Lenders party thereto (individually a "Lender" and collectively the "Lenders"), [DLJ Capital Funding, Inc., as syndication agent,] and the Agent, the Lenders have extended Commitments to make Loans to the Pledgor; and

      WHEREAS, as a condition precedent to the making of the Loans under the Credit Agreement, the Pledgor is required to execute and deliver this Pledge Agreement; and

      WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement;

      NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans (including the initial Loans) to the Pledgor pursuant to the Credit Agreement, the Pledgor agrees, for the benefit of each Lender Party, as follows:

                                  ARTICLE I

                                 DEFINITIONS

      SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

      "Agent" is defined in the preamble.

      "Collateral" is defined in Section 2.1.

      "Credit Agreement" is defined in the first recital.

      "Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not include Dividends.

      "Dividends" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

      "Lender" is defined in the first recital.

      "Lender Party" means, as the context may require, any Lender or the Agent and each of its respective successors, transferees and assigns.

      "Lenders" is defined in the first recital.

      "Pledge Agreement" is defined in the preamble.

      "Pledged Note Issuer" means each Person identified in Item A of Attachment 1 hereto as the issuer of the Pledged Note identified opposite the name of such Person.

      "Pledged Notes" means all promissory notes of any Pledged Note Issuer in the form or substantially in the form of Exhibit A hereto which are delivered by the Pledgor to the Agent as Pledged Property hereunder, as such promissory notes, in accordance with Section 4.5, are amended, modified or supplemented from time to time and together with any other promissory note of any Pledged
Note Issuer taken in extension or renewal thereof or substitution therefor.


                                     -C-2-

      "Pledged Property" means all Pledged Shares, all Pledged Notes, and all other pledged shares of capital stock or promissory notes, all other securities, all assignments of any amounts due or to become due, all other instruments which are now being delivered by the Pledgor to the Agent or may from time to time hereafter be delivered by the Pledgor to the Agent for the purpose of pledge under this Pledge Agreement or any other Loan Document, and all proceeds of any of the foregoing.

      "Pledged Share Issuer" means each Person identified in Item B of Attachment 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person.

      "Pledged Shares" means all shares of capital stock of any Pledged Share Issuer which are delivered by the Pledgor to the Agent as Pledged Property hereunder.

      "Pledgor" is defined in the preamble.

      "Secured Obligations" is defined in Section 2.2.

      "U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

      SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

      SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.


                                   ARTICLE II

                                     PLEDGE

      SECTION 2.1. Grant of Security Interest. The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Agent, for its benefit and the ratable benefit of each of the Lender Parties, and hereby grants to the Agent, for its benefit and the ratable benefit of the Lender Parties, a continuing security interest in, all of the following property (the "Collateral"):

            (a) all promissory notes of each Pledged Note Issuer identified in Item A of Attachment 1 hereto;

            (b) all other Pledged Notes issued from time to time;

            (c) all issued and outstanding shares of capital stock of each Pledged Share Issuer identified in Item B of Attachment 1 hereto;


                                     -C-3-

            (d) all other Pledged Shares issued from time to time;

            (e) all other Pledged Property, whether now or hereafter delivered to the Agent in connection with this Pledge Agreement;

            (f) all Dividends, Distributions, interest, and other payments and rights with respect to any Pledged Property; and

            (g) all proceeds of any of the foregoing.

      SECTION 2.2. Security for Obligations. This Pledge Agreement secures the payment in full of all Obligations of the Pledgor and each other Obligor now or hereafter existing under the Credit Agreement, the Notes and each other Loan Document to which the Pledgor or such Obligor is or may become a party, whether for principal, interest, costs, fees, expenses, or otherwise (all such obligations being the "Secured Obligations").

      SECTION 2.3. Delivery of Pledged Property. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares and all Pledged Notes, shall be delivered to and held by or on behalf of (and, in the case of the Pledged Notes, endorsed to the order of) the Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

      SECTION 2.4. Dividends on Pledged Shares and Payments on Pledged Notes. In the event that any Dividend is to be paid on any Pledged Share or any payment of principal or interest is to be made on any Pledged Notes at a time when (x) no Potential Event of Default of the nature referred to in Section 7.1(g) or 7.1(h) of the Credit Agreement has occurred and is continuing, and (y) no Event of Default has occurred and is continuing, such Dividend or payment may be paid directly to the Pledgor. If any such Potential Event of Default or Event of Default has occurred and is continuing, then any such Dividend or payment shall be paid directly to the Agent.

      SECTION 2.5. Continuing Security Interest; Transfer of Note. This Pledge Agreement shall create a continuing security interest in the Collateral and shall

            (a) remain in full force and effect until payment in full of all Secured Obligations and the termination of all Commitments,

            (b) be binding upon the Pledgor and its successors, transferees and assigns, and

            (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and each other Lender Party.

                                     -C-4-

Without limiting the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 9.6 and Article VIII of the Credit Agreement. Upon the payment in full of all Secured Obligations and the termination of all Commitments, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Agent will, at the Pledgor's sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares and all Pledged Notes, together with all other Collateral held by the Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

      SECTION 2.6. Security Interest Absolute. All rights of the Agent and the security interests granted to the Agent hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional, irrespective of

            (a) any lack of validity or enforceability of the Credit Agreement, any Note or any other Loan Document,

            (b)  the failure of any Lender Party or any holder of any Note

                  (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any Guarantor or any other Person under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or

                  (ii) to exercise any right or remedy against any other
            guarantor of, or collateral securing, any Secured Obligations of the Borrower or any Guarantor,

            (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligations of the Borrower or any Guarantor,

            (d) any reduction, limitation, impairment or termination of any Secured Obligations of the Borrower or any Guarantor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Pledgor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations of the Borrower, any Guarantor or otherwise,

                                     -C-5-

            (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document,

            (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations, or

            (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any Guarantor, any surety or any other guarantor.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      SECTION 3.1. Warranties, etc. The Pledgor represents and warrants unto each Lender Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares and each pledge and delivery of a Pledged Notes) by the Pledgor to the Agent of any Collateral, as set forth in this Article.

      SECTION 3.1.1. Ownership, No Liens, etc. The Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all liens, security interests, options, or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of the Agent.

      SECTION 3.1.2. Valid Security Interest. The delivery of such Collateral to the Agent is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations. No filing or other action will be necessary to perfect or protect such security interest.

      SECTION 3.1.3. As to Pledged Shares. In the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of capital stock of each Pledged Share Issuer. The Pledgor has no Subsidiary other than the Pledged Share Issuers.

      SECTION 3.1.4. As to Pledged Notes. In the case of each Pledged Notes, all of such Pledged Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and are not in default.

      SECTION 3.1.5. Authorization, Approval, etc. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either


                                     -C-6-

            (a) for the pledge by the Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by the Pledgor, or

            (b) for the exercise by the Agent of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement.

      SECTION 3.1.6. Compliance with Laws. The Pledgor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which might materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of the Pledgor or the value of the Collateral or the worth of the Collateral as collateral security.


                                   ARTICLE IV

                                    COVENANTS

      SECTION 4.1. Protect Collateral; Further Assurances, etc. The Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Agent hereunder). The Pledgor will warrant and defend the right and title herein granted unto the Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Pledgor will, upon obtaining any additional shares of capital stock, notes, or other securities required to be pledged hereunder or under the Security Agreement, promptly (and in any event within five Business Days) deliver to the Agent such additional securities and take any other action necessary to perfect and protect any security interest granted or purported to be granted hereby.

      SECTION 4.2. Stock Powers, etc. The Pledgor agrees that all Pledged Shares (and all other shares of capital stock constituting Collateral) delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Agent. The Pledgor will, from time to time upon the request of the Agent, promptly deliver to the Agent such stock powers, instruments, and similar documents, satisfactory in form and substance to the Agent, with respect to the Collateral as the Agent may reasonably request and will, from time to time upon the request of the Agent

                                     -C-7-
after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of capital stock constituting Collateral into the name of any nominee designated by the Agent.

      SECTION 4.3. Continuous Pledge. Subject to Section 2.4, the Pledgor will, at all times, keep pledged to the Agent pursuant hereto all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends and Distributions with respect thereto, all Pledged Notes, all interest, principal and other proceeds received by the Agent with respect to the Pledged Notes, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral.

      SECTION 4.4.  Voting Rights; Dividends, etc.  The Pledgor agrees:

            (a) after any Potential Event of Default of the nature referred to in Section 7.1(g) or 7.1(h) of the Credit Agreement or an Event of Default shall have occurred and be continuing, promptly upon receipt thereof by the Pledgor and without any request therefor by the Agent, to deliver (properly endorsed where required hereby or requested by the Agent) to the Agent all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Agent as additional Collateral for use in accordance with
      Section 6.3; and

            (b) after any Event of Default shall have occurred and be continuing and the Agent has notified the Pledgor of the Agent's intention to exercise its voting power under this Section 4.4(b)

                  (i) the Agent may exercise (to the exclusion of the Pledgor)
            the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and the Pledgor hereby grants the Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral; and

                  (ii) promptly to deliver to the Agent such additional proxies and other documents as may be necessary to allow the Agent to exercise such voting power.

All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver to the Agent, shall, until delivery to the Agent, be held by the Pledgor separate and apart from its other property in trust for the Agent. The Agent agrees that unless an Event of Default shall have occurred and be continuing and the Agent shall have given the notice referred to in Section 4.4(b), the Pledgor shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares) constituting Collateral and the Agent shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent,


                                     -C-8-
waiver, or ratification given, or action taken by the Pledgor that would impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Pledge Agreement).

      SECTION 4.5. Additional Undertakings. The Pledgor will not, without the prior written consent of the Agent:

            (a) enter into any agreement amending, supplementing, or waiving any provision of any Pledged Notes (including any underlying instrument pursuant to which such Pledged Notes is issued) or compromising or releasing or extending the time for payment of any obligation of the maker thereof; or

            (b) take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Pledged Notes or other instrument constituting Collateral.


                                    ARTICLE V

                                    THE AGENT

      SECTION 5.1. Agent Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:

            (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

            (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

            (c) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

      SECTION 5.2. Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor pursuant to Section 6.4.

                                     -C-9-

      SECTION 5.3. Agent Has No Duty. The powers conferred on the Agent hereunder are solely to protect its interest (on behalf of the Lender Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or responsibility for

            (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Agent has or is deemed to have knowledge of such matters, or

            (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

      SECTION 5.4. Reasonable Care. The Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.


                                   ARTICLE VI

                                    REMEDIES

      SECTION 6.1. Certain Remedies. If any Event of Default shall have occurred and be continuing:

            (a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.


                                     -C-10-

            (b)  The Agent may

                  (i) transfer all or any part of the Collateral into the name of the Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

                  (ii) notify the parties obligated on any of the Collateral to make payment to the Agent of any amount due or to become due thereunder,

                  (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

                  (iv) endorse any checks, drafts, or other writings in the
            Pledgor's name to allow collection of the Collateral,

                  (v)  take control of any proceeds of the Collateral, and

                  (vi) execute (in the name, place and stead of the Pledgor)
            endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

      SECTION 6.2. Compliance with Restrictions. The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Agent be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

      SECTION 6.3. Application of Proceeds. All cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Agent pursuant to Section 9.5 of the Credit Agreement and Section 6.4) in whole or in part by the Agent against, all or any part of the Secured Obligations pro rata to the Lenders.


                                     -C-11-

      Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Secured Obligations, and the termination of all Commitments, shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

      SECTION 6.4. Indemnity and Expenses. The Pledgor hereby indemnifies and holds harmless the Agent from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Agent's gross negligence or willful misconduct. Upon demand, the Pledgor will pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with:

            (a) the administration of this Pledge Agreement, the Credit Agreement and each other Loan Document;

            (b) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

            (c) the exercise or enforcement of any of the rights of the Agent hereunder; or

            (d) the failure by the Pledgor to perform or observe any of the provisions hereof.


                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

      SECTION 7.1. Loan Document. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

      SECTION 7.2. Amendments, etc. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

      SECTION 7.3. Protection of Collateral. The Agent may from time to time, at its option, perform any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Agent may from time to time take any other action which the Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.


                                     -C-12-

      SECTION 7.4. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and, if to the Pledgor, addressed, delivered or transmitted to it at the address or facsimile number set forth below its signature hereto, if to the Agent, addressed, delivered or transmitted to it at the address or facsimile number of the Agent specified in the Credit Agreement or, as to either party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (upon receipt of electronic confirmation of transmission).

      SECTION 7.5. Headings. The various headings of this Pledge Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Pledge Agreement or any provisions hereof.

      SECTION 7.6. Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

      SECTION 7.7. Governing Law, Entire Agreement, etc. THIS PLEDGE AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

      SECTION 7.8. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE PLEDGOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S

                                     -C-13-

OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE PLEDGOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PLEDGOR HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      SECTION 7.9. Waiver of Jury Trial. THE AGENT AND THE PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT OR THE PLEDGOR. THE PLEDGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT ENTERING INTO THIS PLEDGE AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

      SECTION 7.10. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                                     -C-14-

                                     -C-15-

      IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                    PHASE METRICS, INC.

                                    By
                                      -----------------------------------------
                                      Title:  Vice President - Finance

                                    Address:
                                    10260 Sorrento Valley Road
                                    San Diego, CA  92121
                                    Telephone No.: (619) 646-4850
                                    Facsimile No.: (619) 646-4990

                                    Attention: R. Joseph Saunders


                                    FLEET NATIONAL BANK

                                    By
                                      ------------------------------------------
                                      Name:
                                      Title:

                                    Address:
                                            ------------------------------------
                                            ------------------------------------

                                    Facsimile No.:
                                                 -------------------------------
                                    Attention:
                                              ----------------------------------




                                     -C-16-

                                                                  ATTACHMENT 1
                                                                            to
                                                              Pledge Agreement

                                 [TO BE UPDATED]


                             Item A. Pledged Shares

                                                 Pledged        Percentage of
                                                 Certificate    ownership
Pledged Share Issuer           Pledged Shares    Number         Pledged
--------------------           --------------    ------         -------
Air Bearings, Incorporated          2,000           7              100%

Applied Robotic
 Technologies, Inc.                80,750         105              100%

Helios Incorporated             1,600,000          23              100%

Phase Metrics International,
 Incorporated                         650           2*              65%

Phase Metrics Japan Co., Ltd.         195          __**             65%

Phase Metrics Korea Co., Ltd.       6,500          __***            65%

Phase Metrics Pacific (PTE) Ltd.   65,000           4****           65%

----------

*

/ Certificate No. 2 represents 660 shares of common stock of Phase Metrics International, Incorporated, but the parties agree that only 650 shares of such stock are pledged pursuant to this Security Agreement.

**

/ Certificate No. __ represents 300 shares of common stock of Phase Metrics Japan Co., Ltd., but the parties agree that only 195 shares of such stock are pledged pursuant to this Security Agreement.

***

/ Certificate No. __ represents 10,000 shares of common stock of Phase Metrics Korea Co., Ltd., but the parties agree that only 6,500 shares of such stock are pledged pursuant to this Security Agreement.

****

/ Certificate No. __ represents 99,998 shares of common stock of Phase Metrics Pacific (PTE) Ltd., but the parties agree that only 65,000 shares of such stock are pledged pursuant to this Security Agreement.


                                     -C-17-

                                     -C-18-

                                                                  ATTACHMENT 1
                                                                            to
                                                              Pledge Agreement
                                                                   (continued)


                              Item B. Pledged Notes



Pledged Note Issuer           Notes
-------------------           -----




                                     -C-19-

                                                                     EXHIBIT I

                          FORM OF ASSIGNMENT AGREEMENT

      Reference is made to the Amended and Restated Credit Agreement dated as of January 30, 1998 (as it may be amended, supplemented or otherwise modified from time to time, the "Agreement") among Phase Metrics, Inc., a Delaware corporation (the "Borrower"), the Lenders named therein and Fleet National Bank, as Agent for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

      ____________________ ("Assignor") and ____________________ ("Assignee")
agree as follows:

      1. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, a _% interest in and to all Assignor's rights and obligations under the Agreement and the Loan Documents as of the Assignment Effective Date (as defined below) (including such percentage interest in the pro rata share of the Commitment of Assignor on the Assignment Effective Date, and such percentage interest in the Loans owing to the Assignor outstanding on the Assignment Effective Date, together with such percentage interest in all unpaid interest and fees accrued to the Assignment Effective
Date).

      2. Assignor (i) represents that as of the date hereof, its pro rata share of the Commitment (without giving effect to assignments thereof which have not yet become effective) is $__________, and the outstanding balance of its Revolving Loans (not reduced by any assignments thereof which have not yet become effective is $____________; (ii) represents that this Assignment Agreement is entered into in accordance with the provisions of Section 9.6 of the Agreement; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or the Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by it and that it is legally authorized to enter into this Assignment Agreement; (iv) represents that no amendments or waivers to the Agreement have been entered into other than those that have been provided to Assignee; and (v) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of its or their obligations under the Agreement or any other instrument or document furnished pursuant thereto.

      3. Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment Agreement; (ii) confirms that it has received a copy of the financial statements delivered pursuant to Sections 5.1(e) and 6.1(a) of the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Agreement and the Loan Documents are required to be performed by it as a Lender; and (vi) agrees that it will keep confidential all information with respect to the Borrower furnished to it by the Borrower or Assignor as set forth in Section 9.6(e) of the Agreement.

      4. The effective date for this Assignment Agreement shall be __________ __, ____, but in no event prior to the recording of this Assignment Agreement on the Register as provided in Section 9.6 of the Credit Agreement (the "Assignment Effective Date"). On the Assignment Effective Date, Assignee will pay to Assignor in immediately available funds the sum of $__________ representing the purchase price of the assignment under this Assignment Agreement. On the Assignment Effective Date, the Borrower shall deliver to each of Assignor and Assignee new Revolving Notes in the principal amount of each of their respective Commitments and Assignor shall return the Revolving Note currently in its possession.

      5. From and after the Assignment Effective Date, (i) Assignee shall be a party to the Agreement, and to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender, and (ii) Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Agreement.

      6. From and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of any interest assigned hereby (including payments of principal, interest, fees and other amounts) to Assignee. Assignor and Assignee shall make all appropriate adjustments for payments made and periods prior to the Assignment Effective Date by the Administrative Agent and with respect to the making of this assignment directly between themselves. Assignee's address for notices is set forth on the signature page hereof.

      7. After giving effect to the assignment set forth herein and all assignments which will become effective on the Assignment Effective Date, the respective Commitments under the Revolving Loans of each Lender will be set forth on the attached Annex I, which shall be annexed to the Credit Agreement.

                                     -I-2-

      8. This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the state of New York without giving effect to its choice of law doctrine.

                                          [NAME OF ASSIGNOR]

                                          By:
                                          Title:

                                          [NAME OF ASSIGNEE]

                                          By:
                                          Title:

                                          Address:



                                          Telephone:
                                          Telecopier:
                                          Attention:

Accepted this _____ day of
_________________,____

FLEET NATIONAL BANK, as AGENT

By:
Title:

PHASE METRICS, INC.

By:
Title:

                                     -I-3-

                                                                     EXHIBIT J
                      [FORM OF BORROWING BASE CERTIFICATE]
                           BORROWING BASE CERTIFICATE

ACCOUNTS RECEIVABLE
      1.  Accounts Receivable Book Value as of ________ $_______________
      2.  Additions (please explain on reverse)         $_______________
      3.  TOTAL ACCOUNTS RECEIVABLE                     $_______________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
      4.  Amounts over 90 days due                      $_______________
      5.  Intercompany/Employee Accounts                $_______________
      6.  Insolvent Account Debtors                     $_______________
      7.  Conditional Accounts                          $_______________
      8.  Non-Dollar Accounts                           $_______________
      9.  Contra Accounts                               $_______________
      10. Foreign Accounts                              $_______________
      11. Governmental Accounts                         $_______________
      12. Balance of 50% over 90 day accounts           $_______________
      13. Other (please explain on reverse)             $_______________
      14. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS          $_______________
      15. Eligible Accounts (#3 minus #14)              $_______________
      16. LOAN VALUE OF ACCOUNTS (75% of #15
          so long as ratio of Consolidated Total Debt
          to EBITDA >/= 3.5:1.0)                        $_______________
      17. Eligible Inventory                            $_______________
      18. Loan Value of Accounts and Inventory
          (80% of #15 plus lesser of (i) 25% of #17
          and (ii) $10,000,000)                         $_______________
BALANCES
      19. Borrowing Base (#16 or #18)                   $_______________
      20. Maximum Revolving Loan Amount                 $_______________
      21. Total Funds Available [Lesser of #21 or #20]  $_______________
      22. Present balance owing on Revolving Facility   $_______________
      23. RESERVE POSITION (#22 minus #23)              $_______________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Credit Agreement.

COMMENTS:
Phase Metrics, Inc.

By:
   --------------------------------------------
                              Authorized Signer

                                 SCHEDULE 5.1(f)

                                   LITIGATION

                                 SCHEDULE 5.1(j)

                              ENVIRONMENTAL MATTERS

                                 SCHEDULE 6.2(f)

                                 PERMITTED LIENS

                                 SCHEDULE 6.2(g)

                                  EXISTING DEBT

                                 SCHEDULE 6.2(k)

                              EXISTING INVESTMENTS

                                 SCHEDULE 6.2(l)

                         EXISTING CONTINGENT OBLIGATIONS


                                       1